SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Public Service Company of Colorado

(Exact name of registrant as specified in the charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0296600 (I.R.S. Employer Identification No.)

1225 17th Street

Denver, CO 80202-5533
(303) 571-7511
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard C. Kelly

Vice President and Chief Financial Officer
Public Service Company of Colorado
1225 17th Street
Denver, Colorado 80202-5533
(303) 571-7511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert J. Joseph

Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 269-4176

     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this registration statement as the registrant shall determine based on market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the early effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to Be	Offering Price per	Aggregate Offering	Amount of
Securities to Be Registered	Registered	Unit(1)(2)	Price(1)(2)	Registration Fee

Senior Debt Securities, First Collateral Trust Bonds	$500,000,000	100%	$500,000,000	$40,450.00

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Exclusive of accrued interest, if any.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this registration statement will be used as a combined prospectus in connection with this registration statement and registration statement No. 333-81791 which was filed by the registrant on June 29, 1999 and declared effective on July 6, 1999 (the “Prior Registration Statement”) under which $300,000,000 in principal amount of the registrant’s senior debt securities (the “Previously Registered Securities”) remain unsold. This registration statement is a new registration statement and also constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement pursuant to which the total amount of unsold Previously Registered Securities registered on the Prior Registration Statement may be offered and sold as first collateral trust bonds or senior debt securities. Such post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act. In the event that any of such Previously Registered Securities are offered and sold prior to the effective date of this registration statement, the amount of such Previously Registered Securities so sold will not be included in the prospectus hereunder.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 14, 2003

PROSPECTUS

$800,000,000

Public Service Company of Colorado

1225 17th Street

Denver, Colorado 80202-5533
(303) 571-7511

First Collateral Trust Bonds

Senior Debt Securities

        We may offer, from time to time, up to $800,000,000 aggregate principal amount of our secured first collateral trust bonds or unsecured senior debt securities. We may sell our first collateral trust bonds or senior debt securities in one or more series (1) through underwriters or dealers, (2) through agents, or (3) directly to a limited number of institutional purchasers. See “Plan of Distribution.” The particular type of security being sold as well as the amount and terms of the sale of a series of our first collateral trust bonds or senior debt securities will be determined at the time of sale and included in a prospectus supplement that will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these first collateral trust bonds or senior debt securities unless this prospectus is accompanied by a prospectus supplement. That prospectus supplement will include if applicable:

•	the names of any underwriters, dealers or agents involved in the distribution of that series of first collateral trust bonds or senior debt securities;

•	any applicable commissions or discounts and the net proceeds to us from that sale;

•	the aggregate principal amount and offering price of that series of the first collateral trust bonds or senior debt securities;

•	the rate or rates (or method of calculation) of interest;

•	the time or times and place of payment of interest;

•	the maturity date or dates; and

•	any redemption terms or other specific terms of that series of first collateral trust bonds or senior debt securities.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

TABLE OF CONTENTS

About This Prospectus	1
Special Note Regarding Forward-Looking Statements	2
Where You Can Find More Information	3
Our Company	4
Use of Proceeds	4
Ratio of Consolidated Earnings to Consolidated Fixed Charges	4
Description of the First Collateral Trust Bonds	5
Description of the 1939 Mortgage	21
Description of the Senior Debt Securities	26
Book-Entry System	33
Plan of Distribution	34
Legal Opinions	35
Experts	35

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $800,000,000.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the caption “Where You Can Find More Information”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents it incorporates by reference contain statements that are not historical fact and constitute “forward-looking statements”. When we use words like “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “may”, “should”, or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	general economic conditions, including their impact on capital expenditures;

•	our ability, and that of our affiliates, to access the capital markets and obtain credit on favorable terms;

•	business conditions in the energy industry, retail and wholesale;

•	competitive factors;

•	unusual weather;

•	effects of geopolitical events, including war and acts of terrorism;

•	changes in federal or state law, and decisions of regulatory commissions;

•	changes in accounting principles;

•	risk factors discussed under “Risk Factors” in any prospectus supplement relating to the first collateral trust bonds or senior debt securities being offered by this prospectus; and

•	the other risk factors listed from time to time by us in reports filed with the SEC.

      You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under “Business”, “Management’s Discussion and Analysis” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2002, and other documents on file with the SEC. You may obtain copies of these documents as described under the caption “Where You Can Find More Information”.

      We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

      We are “incorporating by reference” the documents that we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on February 26, 2003; and

•	Our Current Report on Form 8-K filed with the SEC on March 10, 2003.

      We are not required to, and do not, provide annual reports to holders of our first collateral trust bonds or senior debt securities unless specifically requested by a holder.

      This prospectus is part of a registration statement we have filed with the SEC relating to our securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the SEC’s Public Reference Room or through its Internet site.

      You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

Attn:	Corporate Secretary Public Service Company of Colorado 1225 17th Street, Suite 900 Denver, Colorado 80202-5533 (303) 571-7511

OUR COMPANY

      We were incorporated in 1924 under the laws of the State of Colorado. We are an operating utility engaged principally in the generation, purchase, transmission, distribution and sale of electricity and the purchase, transportation, distribution and sale of natural gas. We serve approximately 1.3 million electric customers and approximately 1.2 million gas customers in Colorado.

      We own the following direct subsidiaries: 1480 Welton, Inc., which owns certain of our real estate interests; PSR Investments, Inc., which owns and manages permanent life insurance policies on certain of our employees; Green and Clear Lakes Co., which owns water rights; and PSCo Capital Trust I, a special purpose financing trust. We also hold controlling interests in several other relatively small ditch and water companies whose capital requirements are not significant.

      We are a wholly-owned subsidiary of Xcel Energy Inc., a registered holding company under the Public Utilities Holding Company Act of 1935. Among Xcel Energy’s other subsidiaries are Northern States Power Company, a Minnesota corporation, Southwestern Public Service Company, a New Mexico corporation, Northern States Power Company, a Wisconsin corporation, and NRG Energy, Inc., a Delaware corporation (“NRG”). As a result of an exchange of shares of Xcel Energy for publicly held shares of NRG in 2002, NRG is now an indirect wholly-owned subsidiary of Xcel Energy. NRG is a global energy company, primarily engaged in the ownership and operation of power generation facilities and the sale of energy, capacity and related products. NRG is facing extreme financial difficulty and may seek protection under the bankruptcy laws.

      Our principal executive offices are located at 1225 17th Street, Denver, Colorado 80202-5533 and our telephone number is (303) 571-7511.

USE OF PROCEEDS

      Unless otherwise indicated in a prospectus supplement relating to the issue of a particular series of first collateral trust bonds or senior debt securities, we intend to use the net proceeds from the sale of the first collateral trust bonds or senior debt securities offered hereby for general corporate purposes, including capital expenditures, repayment of short-term debt and refunding of long-term debt on maturity or otherwise. Our short-term debt aggregated approximately $88.1 million as of December 31, 2002. The specific allocation of the proceeds of a particular series of the first collateral trust bonds or senior debt securities will be described in the prospectus supplement relating to that series.

RATIO OF CONSOLIDATED EARNINGS TO

CONSOLIDATED FIXED CHARGES

	Twelve Months Ended December 31,

	1998	1999	2000	2001	2002

Ratio of consolidated earnings to consolidated fixed charges	2.4	2.3	2.2	2.8	2.7

      For purposes of computing the ratio of earnings to fixed charges, (1) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings of unconsolidated investees; and (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases, distributions on redeemable securities of subsidiary trust and amortization of debt discount, premium and expense.

DESCRIPTION OF THE FIRST COLLATERAL TRUST BONDS

General

      We may issue from time to time, in one or more series, the first collateral trust bonds as fully registered bonds, without coupons, under an Indenture, dated as of October 1, 1993, between us and U.S. Bank Trust National Association (formerly First Trust of New York, National Association) as successor trustee. We refer to this Indenture, as supplemented and to be supplemented by various supplemental indentures, including one or more supplemental indentures relating to the first collateral trust bonds being offered by this prospectus, as the 1993 Mortgage. We refer to the first collateral trust bonds being offered by this prospectus and all other debt securities issued under the 1993 Mortgage as 1993 mortgage securities or 1993 bonds. References to business day(s) in this description of the first collateral trust bonds means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York (or any other city in which an office or agency is maintained for the purpose of payment of the first collateral trust bonds) are generally authorized or required by law, regulation or executive order to remain closed. The information we are providing you in this prospectus concerning the 1993 bonds and the 1993 Mortgage is only a summary of the information provided in these documents. You should consult the 1993 bonds themselves, the 1993 Mortgage and other documents for more complete information on the 1993 bonds. The 1993 Mortgage is an exhibit to the registration statement and you should read it for provisions that may be important to you. In the summary below, we have included references to section numbers of the 1993 Mortgage so that you can easily locate these provisions. Capitalized terms used in the following summary have the meaning specified in the 1993 Mortgage unless otherwise defined below.

      The 1993 Mortgage does not limit the amount of debt securities that we may issue under it. However, we may issue debt securities under the 1993 Mortgage only on the basis of, and to the extent we have available, an equivalent amount of Class A Bonds (as discussed below), retired 1993 mortgage securities and/or cash, or 70% of the cost or fair value of property additions. See “Issuance of Additional 1993 Mortgage Securities”. At February 28, 2003, we had $1.973 billion of our first collateral trust bonds outstanding (and $2.349 billion of our first mortgage bonds were outstanding, of which $1.973 billion were held by the trustee under our 1993 Mortgage).

      The holders of outstanding first collateral trust bonds do not, and, unless the prospectus supplement that describes a particular series of first collateral trust bonds provides otherwise with respect to that series, the holders of any first collateral trust bonds offered by this prospectus will not, have the right to require us to repurchase the first collateral trust bonds if we become involved in a highly leveraged or change of control transaction. The 1993 Mortgage does not have any provision that is designed specifically in response to highly leveraged or change of control transactions. However, bondholders would have the security afforded as described below under the caption “Security for First Collateral Trust Bonds”. In addition, any change in control transaction and any incurrence of substantial additional indebtedness, as first collateral trust bonds or otherwise, by us in a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that these approvals would be unlikely in any transaction that would result in us, or our successor, having a highly leveraged capital structure.

      When we offer to sell a particular series of 1993 bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the price (expressed as a percentage of principal amount) at which the series will be issued;

•	the date of maturity of that series;

•	the date or dates on which we will pay the principal of that series;

•	the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which interest will accrue;

•	the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the 1993 bonds of that series are registered on the regular record date;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue that series in whole or in part in book-entry form; and

•	any other terms of that series of first collateral trust bonds, including, if applicable, any consents to modifications or waivers of covenants contained in the 1993 Mortgage or the Class A Mortgage.

Payment of First Collateral Trust Bonds; Transfers; Exchanges

      Unless the prospectus supplement that describes a particular series of first collateral trust bonds provides otherwise with respect to that series, we will pay interest, if any, on each first collateral trust bond payable on each interest payment date to the person in whose name the first collateral trust bond is registered as of the close of business on the regular record date relating to that interest payment date. We will pay interest payable at maturity (whether at stated maturity, upon redemption or otherwise) to the person to whom principal is paid at maturity. If we fail to pay interest on any first collateral trust bond when due, we will pay the defaulted interest to the holder of the first collateral trust bond as of the close of business on a date selected by the 1993 Mortgage trustee which is not more than 30 days and not less than 10 days prior to the date we propose for payment or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the first collateral trust bond may be listed, if the 1993 Mortgage trustee deems the manner of payment practicable. (See Section 307)

      Unless the prospectus supplement that describes a particular series of first collateral trust bonds provides otherwise with respect to that series, we will pay the principal of and premium, if any, and interest at maturity upon presentation of the first collateral trust bonds at the corporate trust office of U.S. Bank Trust National Association (formerly First Trust of New York, National Association), in New York, New York, as our paying agent. We may change the place of payment on the bonds. We may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (See Section 602 and Article One of the Supplemental Indenture(s) relating to the first collateral trust bonds)

      Unless the prospectus supplement that describes a particular series of first collateral trust bonds provides otherwise with respect to that series, you may register the transfer of first collateral trust bonds, and exchange your bonds for other first collateral trust bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of U.S. Bank Trust National Association (formerly First Trust of New York, National Association), in New York, New York, as security registrar. We may change the place for registration of transfer and exchange. We may designate one or more additional places for the registration and exchange, all at our discretion. (See Section 602)

      Unless the prospectus supplement that describes a particular series of first collateral trust bonds provides otherwise with respect to that series, no service charge will be made for any transfer or exchange of the first collateral trust bonds, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange of the first collateral trust bonds. We are not required to execute or to provide for the registration of transfer of or the exchange of (1) any first collateral trust bonds during a period of 15 days prior to giving any notice of redemption or (2) any first collateral trust bonds selected for redemption in whole or in part, except the unredeemed portion of any first collateral trust bonds being redeemed in part. (See Section 305)

Redemption

      The prospectus supplement that describes a particular series of first collateral trust bonds will set forth any terms for the optional or mandatory redemption of that particular series. Unless the prospectus supplement that describes a particular series of first collateral trust bonds provides that such series of first collateral trust bonds are redeemable at the option of a holder, the first collateral trust bonds will be redeemable only at our option. To exercise our option to redeem any such first collateral trust bonds that are redeemable at our option, we will mail you a notice of redemption at least 30 days but not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the bonds of a series or any tranche of bonds, the security registrar will select the particular bonds to be redeemed by the method provided for any particular series, or if there is no such provision, by a method of random selection that the security registrar deems fair and appropriate. (See Sections 503 and 504)

      Any notice of redemption at our option may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for the redemption, of money sufficient to pay the principal, premium, if any, and interest, if any, on the bonds and that if the money has not been so received, the notice will be of no force and effect and we will not be required to redeem the first collateral trust bonds. (See Section 504)

      While the original 1993 Mortgage contains provisions for the maintenance of the mortgaged property, it does not contain any provisions for a maintenance or sinking fund and, except as the prospectus supplement may provide, there will be no provisions for any maintenance or sinking funds for the first collateral trust bonds.

Security

      General. Except as discussed under this caption and under “Issuance of Additional 1993 Mortgage Securities” below, so long as the 1939 Mortgage (as described below) is in effect, all 1993 mortgage securities now or hereafter issued under the 1993 Mortgage will be secured, equally and ratably, primarily by:

•	an equal principal amount of first mortgage bonds (which need not bear interest) issued under the Indenture, dated as of December 1, 1939 (referred to herein as the 1939 Mortgage), between us and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee, and delivered to the trustee under the 1993 Mortgage. As discussed under “Description of the 1939 Mortgage — Security”, the 1939 Mortgage constitutes, subject to specified exceptions, a first mortgage lien on substantially all of our properties; and

•	the lien of the 1993 Mortgage on substantially all of our properties used or to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy, which lien is junior to the lien of the 1939 Mortgage.

      As discussed below under “Class A Bonds”, if we acquire property subject to an existing mortgage and we assume all the obligations of the mortgagor under that mortgage, we could deliver to the 1993 Mortgage trustee bonds issued under that mortgage in lieu of or in addition to bonds issued under the 1939 Mortgage. We refer to the 1939 Mortgage and all such other pre-existing mortgages collectively as Class A Mortgages. If we were to deliver to the 1993 Mortgage trustee bonds issued under a Class A Mortgage other than the 1939 Mortgage, the 1993 mortgage securities would be secured by those bonds and by the lien of that Class A Mortgage and the 1993 Mortgage on the properties subject to such Class A Mortgage in addition to the security provided by the lien of the 1939 Mortgage and the 1993 Mortgage discussed above. The lien of the 1993 Mortgage on the properties subject to that Class A Mortgage would be junior to the liens of the Class A Mortgage and the 1939 Mortgage on those properties. We refer to all bonds issued under the Class A Mortgages collectively to as Class A Bonds.

      If and when no Class A Mortgages are in effect, the 1993 Mortgage will constitute a first mortgage lien on all of our property subject to such lien, subject to specified permitted liens (as discussed below under “Lien of the 1993 Mortgage”). As discussed below under “Class A Bonds”, at the date of this prospectus the only Class A Mortgage is the 1939 Mortgage. We currently believe that it is possible that prior to the stated maturity of the first collateral trust bonds offered by this prospectus, we may have paid, redeemed or otherwise retired all Class A Bonds outstanding under the 1939 Mortgage, other than Class A Bonds held by the 1993 Mortgage trustee as the basis of authentication and delivery of 1993 mortgage securities. When all Class A Bonds issued under the 1939 Mortgage, other than Class A Bonds held by the 1993 Mortgage trustee, have been paid, redeemed or otherwise retired, the 1993 Mortgage trustee will surrender the Class A Bonds issued under the 1939 Mortgage for cancellation, resulting in the discharge of the 1939 Mortgage. Upon discharge of the 1939 Mortgage and assuming no other Class A Mortgage exists at the time, the 1993 Mortgage would become a first mortgage lien on all of our property subject to such lien, subject to specified permitted liens.

      Class A Bonds. Unless the prospectus supplement that describes a particular series of first collateral trust bonds provides otherwise with respect to that series, until the 1939 Mortgage has been discharged, we will issue the first collateral trust bonds on the basis of Class A Bonds issued under our 1939 Mortgage. The 1993 Mortgage trustee will own and hold these Class A Bonds, subject to the provisions of the 1993 Mortgage, for the benefit of the holders of all 1993 mortgage securities outstanding from time to time, and we will have no interest in the Class A Bonds. Class A Bonds issued as the basis of authentication and delivery of a series of 1993 mortgage securities:

•	will mature or be subject to mandatory redemption on the same dates, and in the same principal amounts, as the 1993 mortgage securities of that series; and

•	will contain, in addition to any mandatory redemption provisions applicable to all Class A Bonds outstanding under the related Class A Mortgage, mandatory redemption provisions correlative to provisions for mandatory redemption of the 1993 mortgage securities (pursuant to a sinking fund or otherwise) of that series, or for redemption at the option of the holder of the 1993 mortgage securities of that series.

      Class A Bonds issued as the basis for authentication and delivery of a series or tranche of 1993 mortgage securities (1) may, but need not, bear interest, any interest to be payable at the same times as interest on the 1993 mortgage securities of the series or tranche and (2) may, but need not, contain provisions for the redemption of the Class A Bonds at our option, any such redemption to be made at a redemption price or prices not less than the principal amount of the Class A Bonds. (See Sections 402 and 701) To the extent that Class A Bonds issued as the basis for the authentication and delivery of first collateral trust bonds do not bear interest, holders of 1993 mortgage securities will not have the benefit of the lien of the 1939 Mortgage in respect of an amount equal to accrued interest, if any, on the first collateral trust bonds; however, those holders will have the benefit of the lien of the 1993 Mortgage in respect of that amount.

      The 1993 Mortgage trustee will apply any of our payments of principal, premium or interest on the Class A Bonds held by the 1993 Mortgage trustee to the payment of any principal, premium or interest, as the case may be, in respect of the 1993 mortgage securities which is then due. To the extent such moneys are applied, our obligation under the 1993 Mortgage to make the payment in respect of the 1993 mortgage securities will be deemed satisfied and discharged. If, at the time of any payment of principal of Class A Bonds, no principal is then due in respect of the 1993 mortgage securities, the payment in respect of the Class A Bonds will be deemed to constitute funded cash and will be held by the 1993 Mortgage trustee as part of the mortgaged property, to be withdrawn, used or applied as provided in the 1993 Mortgage. Any 1993 mortgage securities subsequently authenticated and delivered on the basis of the Class A Bonds will, to the extent of the payment of principal, be deemed to have been authenticated and delivered on the basis of the deposit of cash. If, at the time of any payment of premium or interest on Class A Bonds, no premium or interest, as the case may be, is then due in respect of the 1993 mortgage securities, this payment will be made to us at our request. However, if an event of default, as described under “Events of

Default” below, has occurred and is continuing, this payment will be held as part of the mortgaged property until the event of default has been cured or waived. (See Section 702 and “Withdrawal of Cash” below) Any payment by us of principal, premium or interest on the 1993 mortgage securities authenticated and delivered on the basis of the issuance and delivery to the 1993 Mortgage trustee of Class A Bonds (other than by application of the proceeds of a payment in respect of the Class A Bonds) will be deemed to satisfy and discharge our obligation to make a payment of principal, premium or interest, in respect of the Class A Bonds which is then due. (See Section 702 and Article One of the Supplemental Indenture to the 1939 Mortgage creating the Class A Bonds to be delivered in connection with the issuance of the first collateral trust bonds offered by this prospectus)

      The 1993 Mortgage trustee may not sell, assign or otherwise transfer any Class A Bonds except to a successor trustee under the 1993 Mortgage. (See Section 704) At the time any 1993 mortgage securities of any series or tranche which have been authenticated and delivered upon the basis of the issuance and delivery to the 1993 Mortgage trustee of Class A Bonds, cease to be outstanding (other than as a result of the application of the proceeds of the payment or redemption of the Class A Bonds) the 1993 Mortgage trustee will surrender to us an equal principal amount of the Class A Bonds. (See Section 703)

      At the date of this prospectus, the only Class A Mortgage is the 1939 Mortgage and the only Class A Bonds issuable at this time are first mortgage bonds issuable under the 1939 Mortgage. Under the terms of the 1993 Mortgage, if a corporation which was a mortgagor under a mortgage has merged into or consolidated with us, or has conveyed or otherwise transferred property to us subject to the lien of such a mortgage and we have assumed all the obligations of the mortgagor under such existing mortgage, and in either case such existing mortgage constitutes a lien on properties of such other corporation or on the transferred properties, as the case may be, prior to the lien of the 1993 Mortgage, we may designate the existing mortgage as an additional Class A Mortgage. Bonds subsequently issued under an additional mortgage would be Class A Bonds and could provide the basis for the authentication and delivery of 1993 mortgage securities. (See Section 706) When no Class A Bonds are outstanding under a Class A Mortgage except for Class A Bonds held by the 1993 Mortgage trustee, then, at our request and subject to satisfaction of specified conditions, the 1993 Mortgage trustee will surrender the Class A Bonds for cancellation and the related Class A Mortgage will be satisfied and discharged, the lien of the Class A Mortgage on our property will cease to exist and the priority of the lien of the 1993 Mortgage will be increased accordingly. (See Section 707)

      The 1993 Mortgage contains no restrictions on the issuance of Class A Bonds in addition to Class A Bonds issued to the 1993 Mortgage trustee as the basis for the authentication and delivery of the 1993 mortgage securities. We may currently issue Class A Bonds under the 1939 Mortgage on the basis of property additions, retirements of bonds previously issued under the 1939 Mortgage and cash deposited with the 1939 Mortgage trustee. See “Description of the 1939 Mortgage — Issuance of Additional Bonds Under the 1939 Mortgage”.

      Lien of the 1993 Mortgage. In the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., based on information obtained from public records and from us, the 1993 Mortgage constitutes a mortgage lien on the property specifically or generally described or referred to in the 1993 Mortgage as subject to the lien of the 1993 Mortgage, except any such property as may have been disposed of or released from the lien of the 1993 Mortgage in accordance with the terms of the 1993 Mortgage, subject to no liens prior to the lien of the 1993 Mortgage other than the lien of the 1939 Mortgage (so long as the 1939 Mortgage remains in effect), the liens of any other Class A Mortgages and permitted liens.

      The 1993 Mortgage effectively subjects to the lien of the 1993 Mortgage property (other than excepted property) that we acquired after the date of the execution and delivery of the 1993 Mortgage to the extent, and subject to the qualifications described below. So long as the 1939 Mortgage is in effect, the 1993 mortgage securities will have the benefit of the first mortgage lien of the 1939 Mortgage on the property, to the extent of the aggregate principal amount of Class A Bonds issued under the 1939 Mortgage and held by the 1993 Mortgage trustee for the benefit of holders of 1993 mortgage securities. In addition, the 1993 mortgage securities will have the benefit of the prior lien of any additional Class A

Mortgage on any property subject to such additional Class A Mortgage, to the extent of the aggregate principal amount of Class A Bonds issued under the respective Class A Mortgages and held by the 1993 Mortgage trustee for the benefit of holders of 1993 mortgage securities.

      The properties subject to the lien of the 1993 Mortgage, whether currently owned or subsequently acquired, are our properties used or to be used in or in connection with our electric utility business (whether or not this is the sole use of the properties). Properties relating to our gas and steam businesses are not subject to the lien of the 1993 Mortgage.

      The lien of the 1993 Mortgage is subject to permitted liens which include:

•	tax liens and other governmental charges which are not delinquent or which are being contested in good faith;

•	specified workmen’s, materialmen’s and other similar liens;

•	specified judgment liens and attachments; specified easements, leases, reservations or other rights of others (including governmental entities) in, on, over, and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, some of our property;

•	specified leasehold interests;

•	specified rights and interests of others which relate to common ownership or joint use of property and liens on the interests of others in the property;

•	specified non-exclusive rights and interests that we retain with respect to property used or to be used in or in connection with both the businesses in which the mortgaged property is used and any other businesses; and

•	specified other liens and encumbrances.

(See Granting Clauses and Section 101)

      There are excepted from the lien of the 1993 Mortgage, among other things:

•	cash and securities not paid or delivered to, deposited with or held by the 1993 Mortgage trustee under the 1993 Mortgage;

•	all contracts, leases and other agreements of whatsoever kind, contract rights, bills, notes and other instruments, accounts receivable, claims, governmental and other permits, allowances and franchises, specified intellectual property rights and other intangibles;

•	automobiles, other vehicles, movable equipment and aircraft;

•	goods, stock in trade, wares and merchandise held for sale or lease in the ordinary course of business;

•	materials, supplies and other personal property consumable in the operation of the mortgaged property;

•	fuel, including nuclear fuel, whether or not consumable in the operation of the mortgaged property;

•	furniture and furnishings; computers, machinery and telecommunication and other equipment used exclusively for corporate administrative or clerical purposes;

•	coal, ore, gas, oil and other minerals and timber, and rights and interests in any such minerals or timber, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land;

•	electric energy, gas (natural or artificial), steam, water and other products that we generated, produced, manufactured, purchased or otherwise acquired; and

•	leasehold interests that we hold as lessee; and any of our property that is located outside of the State of Colorado.

(See “Excepted Property”)

      Without the consent of the holders, we and the 1993 Mortgage trustee may enter into supplemental indentures in order to subject to the lien of the 1993 Mortgage additional property, whether or not used or to be used in or in connection with the electric utility business (including property which would otherwise be excepted from the lien). (See Section 1401) Any such additional property would then constitute property additions (so long as it would otherwise qualify as “property additions” as described below) and be available as a basis for the issuance of 1993 mortgage securities. See “Issuance of Additional 1993 Mortgage Securities”.

      The 1993 Mortgage subjects after-acquired property used or to be used in the electric utility business to its lien, subject to the prior lien of the 1939 Mortgage (for as long as the prior lien is in effect). These provisions are limited in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the mortgaged property as, or substantially as, an entirety. In the event of consolidation or merger or the transfer of the mortgaged property as or substantially as an entirety, the 1993 Mortgage will not be required to be a lien upon any of the properties then owned or subsequently acquired by the successor corporation except properties acquired from us in or as a result of the transaction and improvements, extensions and additions to the properties and renewals, replacements and substitutions of or for any part or parts of the properties. (See Article 13 and “Consolidation, Merger, etc.”) In addition, after-acquired property may be subject to liens existing or placed on the after-acquired property at the time of acquisition of the property, including, but not limited to, purchase money liens and the lien of any Class A Mortgage.

      The 1993 Mortgage trustee has a lien, prior to the lien on behalf of the holders of 1993 mortgage securities, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (See Section 1107)

Issuance of Additional 1993 Mortgage Securities

      Except as described below, the aggregate principal amount of 1993 mortgage securities which we can issue under the 1993 Mortgage is unlimited. (See Section 301) We can issue 1993 Mortgage securities of any series from time to time on the basis of, and in an aggregate principal amount not exceeding the sum of:

•	the aggregate principal amount of Class A Bonds issued and delivered to the 1993 Mortgage trustee;

•	70% of the cost or fair value to us (whichever is less) of property additions which do not constitute funded property after specified deductions and additions, primarily including adjustments to offset property retirements. Property additions generally include any property which we own and are subject to the lien of the 1993 Mortgage except goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 104) Funded property is generally property additions that have been:

•	made the basis of the authentication and delivery of 1993 mortgage securities, the release of mortgaged property or cash withdrawals;

•	substituted for retired property; or

•	used as the basis of a credit against, or otherwise in satisfaction of, any sinking, improvement, maintenance, replacement or similar fund, provided that 1993 mortgage securities of the series or tranche to which the fund relates remain outstanding;

•	the aggregate principal amount of retired 1993 mortgage securities (which consist of 1993 mortgage securities no longer outstanding under the 1993 Mortgage which have not been used for specified other purposes under the 1993 Mortgage and which have not been paid, redeemed or otherwise retired by the application of funded cash), but if Class A Bonds had been made the basis for the authentication and delivery of the retired 1993 mortgage securities, only if the retired 1993 mortgage securities became retired securities after the discharge of the related Class A Mortgage; and

•	an amount of cash deposited with the 1993 Mortgage trustee.

(See Article Four)

      As discussed below under the caption “Description of the 1939 Mortgage — Issuance of Additional Bonds Under the 1939 Mortgage”, as of December 31, 2002, the approximate amount of net property additions and the amount of retired bonds available for use as the basis for the issuance of Class A Bonds under the 1939 Mortgage were $1.038 billion and $644 million, respectively.

      In general, we cannot issue any 1993 mortgage securities unless at that time our adjusted net earnings for 12 consecutive months within the preceding 18 months is at least twice the annual interest requirements on the sum of:

•	all 1993 mortgage securities at the time outstanding;

•	new 1993 mortgage securities then being applied for;

•	all outstanding Class A Bonds other than Class A Bonds held by the 1993 Mortgage trustee under the 1993 Mortgage; and

•	all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the 1993 Mortgage.

For purposes of calculating our interest requirements, any variable rate debt will be computed based on the rates in effect at the time we make the interest requirements calculation.

      Adjusted net earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest and amortization of debt discount and expense; any non-recurring charge to income or retained earnings; and any refund of revenues that we previously collected or accrued subject to possible refund. In addition, profits or losses from the sale or other disposition of property, or non-recurring items of revenue, income or expense are not included for purposes of calculating adjusted net earnings. (See Sections 103 and 401)

      We do not have to satisfy the net earnings requirement if the additional 1993 mortgage securities to be issued will not have a stated interest rate prior to maturity. In addition, we are not required to satisfy the net earnings requirement prior to issuance of 1993 mortgage securities:

•	issued on the basis of the delivery of Class A Bonds if the Class A Bonds have been authenticated and delivered under the related Class A Mortgage on the basis of retired Class A Bonds; or

•	issued on the basis of retired 1993 mortgage securities as described above.

      For 1993 mortgage securities of a series subject to a periodic offering (such as a medium-term note program), the 1993 Mortgage trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the 1993 mortgage securities of the series. (See Article Four)

Release of Property

      Unless an event of default under the 1993 Mortgage has occurred and is continuing, we may obtain the release from the lien of the 1993 Mortgage of any funded property, except for cash held by the 1993 Mortgage trustee, by delivering to the 1993 Mortgage trustee cash equal to the cost of the property to be released (or, if less, the fair value to us of the property at the time it became funded property) less the aggregate of:

•	the aggregate principal amount of obligations delivered to the 1993 Mortgage trustee which are secured by purchase money liens upon the property to be released;

•	the cost or fair value to us (whichever is less) of certified property additions not constituting funded property after specified deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the property additions were acquired or made within the 90-day period preceding the release);

•	an amount equal to 10/7ths of the principal amount of 1993 mortgage securities we would be entitled to issue on the basis of retired securities (with our right to issue a corresponding principal amount of 1993 mortgage securities being waived);

•	an amount equal to 10/7ths of the principal amount of outstanding 1993 mortgage securities delivered to the 1993 Mortgage trustee (with the 1993 mortgage securities to be cancelled by the 1993 Mortgage trustee);

•	an amount of cash and/or the aggregate principal amount of obligations secured by purchase money liens upon the property to be released, which in either case is evidenced to the 1993 Mortgage trustee by a certificate of the trustee or other holder of a lien prior to the lien of the 1993 Mortgage to have been received by the trustee or other holder in consideration for the release of the property or any part of the property from the lien; and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

      Property which is not funded property may generally be released from the lien of the 1993 Mortgage without depositing any cash or property with the 1993 Mortgage trustee as long as:

•	the aggregate amount of cost or fair value to us (whichever is less) of all property additions which do not constitute funded property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is greater than zero; or

•	the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of property additions acquired or made within the 90-day period preceding the release.

      The 1993 Mortgage provides simplified procedures for the release of property which has been released from the lien of a Class A Mortgage, minor properties and property taken by eminent domain. Also, under the 1993 Mortgage, we can dispose of obsolete property and grant or surrender specified rights without any release or consent by the 1993 Mortgage trustee.

      If we continue to own any property released from the lien of the 1993 Mortgage, the 1993 Mortgage will not become a lien on any improvement, extension, renewal, replacement or substitution of or for any part or parts of such property. (See Article Eight)

Withdrawal of Cash

      Unless an event of default under the 1993 Mortgage has occurred and is continuing and subject to specified limitations, cash held by the 1993 Mortgage trustee may:

•	be withdrawn by us:

•	to the extent of the cost or fair value to us (whichever is less) of property additions not constituting funded property, after specified deductions and additions, primarily including adjustments to offset retirements (except that the adjustments need not be made if the property additions were acquired or made within the 90-day period preceding the release); or

•	in an amount equal to 10/7ths of the aggregate principal amount of 1993 mortgage securities that we would be entitled to issue on the basis of retired securities (with the entitlement to the issuance being waived); or

•	in an amount equal to 10/7ths of the aggregate principal amount of any outstanding 1993 mortgage securities delivered to the 1993 Mortgage trustee, or

•	upon our request, be applied to:

•	the purchase of 1993 mortgage securities (at prices not exceeding 10/7ths of the principal amount of the purchased 1993 mortgage securities); or

•	the payment (or provision therefor for the satisfaction and discharge of any 1993 mortgage securities) at stated maturity of any 1993 mortgage securities or the redemption (or similar provision for redemption) of any 1993 mortgage securities which are redeemable (with any 1993 mortgage securities received by the 1993 Mortgage trustee pursuant to these provisions being canceled by the 1993 Mortgage trustee) (see Section 806);

provided, however, that we may withdraw cash deposited with the 1993 Mortgage trustee as the basis for the authentication and delivery of 1993 mortgage securities, as well as cash representing a payment of principal of Class A Bonds, only in an amount equal to the aggregate principal amount of 1993 mortgage securities we would be entitled to issue on any basis (with the entitlement to the issuance being waived by operation of the withdrawal), or we may, at our request, apply this cash to the purchase, redemption or payment of 1993 mortgage securities at prices not exceeding, in the aggregate, the principal amount of the 1993 mortgage securities. (See Sections 405 and 702)

Consolidation, Merger, Etc.

      We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the mortgaged property as or substantially as an entirety to any person unless:

•	the transaction is on terms as will fully preserve in all material respects the lien and security of the 1993 Mortgage and the rights and powers of the 1993 Mortgage trustee and the holders of the 1993 mortgage securities;

•	the corporation formed by any consolidation or into which we are merged or the person which acquires by conveyance or other transfer, or which leases, the mortgaged property as, or substantially as, an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory of the United States of America or the District of Columbia, and the corporation assumes our obligations under the 1993 Mortgage; and

•	in the case of a lease, the lease is made expressly subject to termination by us or by the 1993 Mortgage trustee at any time during the continuance of an event of default.

(See Section 1301)

Modification of 1993 Mortgage

      Without the consent of any holders of 1993 mortgage securities, we and the 1993 Mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence our successor and our successor’s assumption of our covenants in the 1993 Mortgage and in the 1993 mortgage securities; or

•	to add one or more of our covenants or other provisions for the benefit of all holders of 1993 mortgage securities or for the benefit of the holders of the 1993 mortgage securities of one or more specified series, or to surrender any right or power conferred upon us by the 1993 Mortgage; or

•	to correct or amplify the description of any property at any time subject to the lien of the 1993 Mortgage; or to better assure, convey and confirm to the 1993 Mortgage trustee any property subject or required to be subjected to the lien of the 1993 Mortgage; or to subject to the lien of the 1993 Mortgage additional property (including property of others), to specify any additional permitted liens with respect to the additional property and to modify the provisions in the 1993 Mortgage for dispositions of specified types of property without release in order to specify any additional items with respect to the additional property; or

•	to change or eliminate any provision of the 1993 Mortgage or to add any new provision to the 1993 Mortgage, provided that if the change, elimination or addition adversely affects the interests of the holders of the 1993 mortgage securities of any series or tranche in any material respect, the change, elimination or addition will become effective with respect to the series or tranche only when no 1993 mortgage security of that series or tranche remains outstanding under the 1993 Mortgage; or

•	to establish the form or terms of the 1993 mortgage securities of any series or tranche as permitted by the 1993 Mortgage; or

•	to provide for the authentication and delivery of bearer securities and coupons representing interest, if any, on the bearer securities and for the procedures for the registration, exchange and replacement of bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders, and for any and all other incidental matters; or

•	to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee; or

•	to establish procedures necessary to permit us to use a non-certificated system of registration for all, or any series or tranche of, the 1993 mortgage securities; or to change any place or places for payment, registration of transfer or exchange or where notices may be given; or

•	to cure any ambiguity, to correct or supplement any provision in the 1993 Mortgage which may be defective or inconsistent with any other provision in the 1993 Mortgage, or to make any other changes to the provisions of the 1993 Mortgage or to add other provisions with respect to matters and questions arising under the 1993 Mortgage, so long as the other changes or additions do not adversely affect the interests of the holders of 1993 mortgage securities of any series or tranche in any material respect.

(See Section 1401)

      In addition, if the Trust Indenture Act of 1939, as amended, is amended after the date of the original 1993 Mortgage in such a way as to require changes to the 1993 Mortgage or the incorporation into the 1993 Mortgage of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the original 1993 Mortgage or at any subsequent time, were required by the Trust Indenture Act to be contained in the 1993 Mortgage, the 1993 Mortgage will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and we and the 1993 Mortgage trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. (See Section 1401)

      Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the 1993 mortgage securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the 1993 Mortgage pursuant to one or more supplemental indentures. However, if less than all of the series of the 1993 mortgage securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding 1993 mortgage securities of all series so directly affected, considered as one class, will be required. If the 1993 mortgage securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, of the tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding 1993 mortgage securities of all tranches so directly affected, considered as one class, will be required. Notwithstanding the above, no such amendment or modification may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any 1993 mortgage security, or reduce the principal amount of any 1993 mortgage security or the rate of interest on any 1993 mortgage security (or the amount of any installment of interest on any 1993 mortgage security), or change the method of calculating the rate, or reduce any premium payable upon the redemption of any 1993 mortgage security, or reduce the amount of the principal of any discount security that would be due and payable upon a declaration of acceleration of maturity, or change the coin or currency (or other property) in which any 1993 mortgage security or any premium or the interest on any 1993 mortgage security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any 1993 mortgage security (or, in the case of redemption, on or after the date fixed for redemption) without, in any such case, the consent of the holder of such 1993 mortgage security;

•	permit the creation of any lien not otherwise permitted by the 1993 Mortgage ranking prior to the lien of the 1993 Mortgage with respect to all or substantially all of the mortgaged property or terminate the lien of the 1993 Mortgage on all or substantially all of the mortgaged property, or deprive the holders of the benefit of the lien of the 1993 Mortgage, without, in any such case, the consent of the holders of all 1993 mortgage securities then outstanding;

•	reduce the percentage of the principal amount of the outstanding 1993 mortgage securities of any series, or any tranche, needed to consent to any supplemental indenture, any waiver of compliance with any provision of the 1993 Mortgage or of any default under the 1993 Mortgage and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding 1993 mortgage security of the series or tranche; or

•	modify specified provisions of the 1993 Mortgage relating to supplemental indentures, waivers of specified covenants and waivers of past defaults with respect to the 1993 mortgage securities of any series, or any tranche of the 1993 mortgage securities, without the consent of the holder of each outstanding 1993 mortgage security of the series or tranche.

A supplemental indenture which changes or eliminates any covenant or other provision of the 1993 Mortgage which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there will be outstanding 1993 mortgage securities of one or more specified series, or one or more tranches of the outstanding 1993 mortgage securities, or modifies the rights of the holders of 1993 mortgage securities of the series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the 1993 Mortgage of the holders of the 1993 mortgage securities of any other series or tranche. (See Section 1402)

Voting of Class A Bonds

      The 1993 Mortgage trustee will, as holder of Class A Bonds issued under the 1939 Mortgage as the basis for the issuance of the 1993 mortgage securities, attend the meetings of bondholders under the related Class A Mortgage, or deliver its proxy in connection with the meetings, for matters for which it is entitled to vote or consent. So long as no event of default as defined in the 1993 Mortgage has occurred and is continuing, the 1993 Mortgage trustee will, as holder of the Class A Bonds:

•	vote in favor of the amendments and modifications to the 1939 Mortgage described under “Description of the 1939 Mortgage — Voting of Class A Bonds Issued Under the 1939 Mortgage”; and

•	with respect to any other amendments or modifications to any Class A Mortgage, vote all Class A Bonds outstanding under the Class A Mortgage then held by it, or consent with respect to the amendments or modifications, proportionately with the vote or consent of holders of all other Class A Bonds outstanding under the Class A Mortgage the holders of which are eligible to vote or consent, except that the 1993 Mortgage trustee will not vote in favor of, or consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of the 1993 Mortgage, would require the consent of holders of the 1993 mortgage securities as described under “Modification of the 1993 Mortgage”, without the prior consent of holders of 1993 mortgage securities which would be required for the amendment or modification of the 1993 Mortgage. (See Section 705)

Waiver

      The holders of at least a majority in aggregate principal amount of all 1993 mortgage securities may waive our obligations to comply with specified covenants, including the covenants to maintain our corporate existence and properties, pay taxes and discharge liens, maintain insurance and make the recordings and filings as are necessary to protect the security of the holders and the rights of the 1993 Mortgage trustee and the covenant described above with respect to merger, consolidation or the transfer or lease of the mortgaged property as, or substantially as, an entirety, provided that the waiver occurs before the time that compliance is required. The holders of at least a majority of the aggregate principal amount of the outstanding 1993 mortgage securities of all affected series or tranches, considered as one class, may waive, before the time for the compliance, compliance with any covenant specified with respect to the 1993 mortgage securities of the series or tranches. (See Section 609)

Events of Default

      Each of the following events will be an event of default under the 1993 Mortgage:

•	our failure to pay interest on any 1993 mortgage security within 60 days after the same becomes due;

•	our failure to pay principal of or premium, if any, on any 1993 mortgage security within 3 business days after maturity;

•	our failure to perform, or our breach of, any covenant or warranty contained in the 1993 Mortgage (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this caption) for a period of 90 days after we have received a written notice from the 1993 Mortgage trustee or the holders of at least 33% in principal amount of outstanding 1993 mortgage securities, or unless the 1993 Mortgage trustee, or the 1993 Mortgage trustee and the holders of a principal amount of 1993 mortgage securities not less than the principal amount of 1993 mortgage securities the holders of which gave the notice, as the case may be, agree in writing to an extension of the period prior to its expiration. The 1993 Mortgage trustee, or the 1993 Mortgage trustee and the holders, as the case may be, will be deemed to have agreed to an extension of the period if we have initiated corrective action within the period and we are diligently pursuing such corrective action;

•	specified events relating to reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property; and

•	the occurrence of a matured event of default under any Class A Mortgage (other than any such matured event of default which is of similar kind or character to the event of default described in the third bullet above and which has not resulted in the acceleration of the Class A Bonds outstanding under the Class A Mortgage); provided that the waiver or cure of any such event of default and the rescission and annulment of the consequences of a matured event of default will constitute a waiver of the corresponding event of default under the 1993 Mortgage and a rescission and annulment of the consequences of a matured event of default.

(See Section 1001)

Remedies

      Acceleration of Maturity. If an event of default under the 1993 Mortgage occurs and is continuing, then the 1993 Mortgage trustee or the holders of not less than 33% in principal amount of 1993 mortgage securities then outstanding may declare the principal amount (or if the 1993 mortgage securities are discount securities, the portion of the principal amount of the discount securities as may be provided for pursuant to the terms of the 1993 Mortgage) of all of the 1993 mortgage securities then outstanding, together with premium, if any, and accrued interest, if any, on the 1993 mortgage securities to be immediately due and payable. At any time after the declaration of acceleration of the 1993 mortgage securities then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money has been obtained by the 1993 Mortgage trustee, the event or events of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and the declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the 1993 Mortgage trustee a sum sufficient to pay:

•	all overdue interest, if any, on all 1993 mortgage securities then outstanding;

•	the principal of and premium, if any, on any 1993 mortgage securities then outstanding which have become due otherwise than by the declaration of acceleration and interest on such amounts at the rate or rates prescribed in the 1993 mortgage securities; and

•	all amounts due to the 1993 Mortgage trustee; and

•	any other event or events of default under the 1993 Mortgage, other than the non-payment of the principal of the 1993 mortgage securities which have become due solely by the declaration of acceleration, has been cured or waived.

(See Sections 1002 and 1017)

      Possession of Mortgaged Property. Under certain circumstances and to the extent permitted by law, if an event of default occurs and is continuing, the 1993 Mortgage trustee may take possession of, and hold, operate and manage, the mortgaged property or, with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the 1993 Mortgage trustee or pursuant to judicial proceedings, the principal of the outstanding 1993 mortgage securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 1003, 1004 and 1005)

      Right to Direct Proceedings. If an event of default under the 1993 Mortgage occurs and is continuing, the holders of a majority in principal amount of the 1993 mortgage securities then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the 1993 Mortgage trustee or exercising any trust or power conferred on the 1993 Mortgage trustee, provided that (1) the direction does not conflict with any rule of law or with the 1993 Mortgage, and could not involve the 1993 Mortgage trustee in personal liability in circumstances where indemnity would not, in the 1993 Mortgage trustee’s sole discretion, be adequate and (2) the 1993 Mortgage trustee may take any other action deemed proper by the 1993 Mortgage trustee which is not inconsistent with the direction. (See Section 1016)

      Limitation on Right to Institute Proceedings. No holder of any 1993 mortgage security may institute any proceeding, judicial or otherwise, with respect to the 1993 Mortgage or for the appointment of a receiver or for any other remedy under the 1993 Mortgage unless:

•	the holder has previously given to the 1993 Mortgage trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the 1993 mortgage securities then outstanding have made written request to the 1993 Mortgage trustee to institute proceedings in respect of the event of default and have offered the 1993 Mortgage trustee reasonable indemnity against costs and liabilities to be incurred in complying with the request; and

•	for 60 days after receipt of the notice, the 1993 Mortgage trustee has failed to institute any such proceeding and no direction inconsistent with the request has been given to the 1993 Mortgage trustee during the 60-day period by the holders of a majority in aggregate principal amount of the 1993 mortgage securities then outstanding.

Furthermore, no holder may institute any such action if and to the extent that the action would disturb or prejudice the rights of other holders. (See Section 1011)

      No Impairment of Right to Receive Payment. Notwithstanding that the right of a holder to institute a proceeding with respect to the 1993 Mortgage is subject to specified conditions precedent, each holder of a 1993 mortgage security has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the 1993 mortgage security when due and to institute suit for the enforcement of any such payment, and the rights may not be impaired without the consent of the holder. (See Section 1012)

      Notice of Default. The 1993 Mortgage trustee must give the holders notice of any default under the 1993 Mortgage to the extent required by the Trust Indenture Act, unless the default has been cured or waived, except that the 1993 Mortgage trustee does not have to give notice of a default of the character described in the third bullet under “Events of Default” until at least 75 days after the occurrence of such an event. For purposes of the preceding sentence, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an event of default. (See Section 1102) The Trust Indenture Act currently permits the 1993 Mortgage trustee to withhold notices of default (except for specified payment defaults) if the 1993 Mortgage trustee in good faith determines the withholding of the notice to be in the interests of the holders.

      Indemnification of Trustee. Before taking specified actions to enforce the lien of the 1993 Mortgage and institute proceedings on the 1993 mortgage securities, the 1993 Mortgage trustee may require adequate indemnity from the holders of the 1993 mortgage securities against costs, expenses and liabilities to be incurred in connection with the enforcement of the lien. (See Sections 1011 and 1101)

      Additional Remedies. In addition to every other right and remedy provided in the 1993 Mortgage, the 1993 Mortgage trustee may exercise any right or remedy available to the 1993 Mortgage trustee in its capacity as owner and holder of Class A Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an event of default under the 1993 Mortgage has occurred and is continuing. (See Section 1020)

      Remedies Limited by State Law. The laws of the state or states in which the mortgaged property is located may limit or deny the ability of the 1993 Mortgage trustee or security holders to enforce certain rights and remedies provided in the 1993 Mortgage in accordance with their terms.

Defeasance

      Any 1993 mortgage security or securities, or any portion of the principal amount of the 1993 mortgage security or securities will be deemed to have been paid for purposes of the 1993 Mortgage, and, at our election, our entire indebtedness in respect of the 1993 Mortgage will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the 1993 Mortgage trustee or any paying agent (other than us), in trust:

•	money (including funded cash not otherwise applied pursuant to the 1993 Mortgage); or

•	in the case of a deposit made prior to the maturity of the applicable 1993 mortgage securities, eligible obligations (generally direct or indirect obligations of the U.S. government), which do not contain provisions permitting the redemption or other prepayment at the option of the issuer, the principal of and the interest on which when due, without any regard to reinvestment of the eligible obligations, will provide moneys which, together with the money, if any, deposited with or held by the 1993 Mortgage trustee or the paying agent; or

•	a combination of the first two bullets,

which will be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the 1993 mortgage security or securities or portions of the 1993 mortgage securities or securities.

(See Section 901)

      Under current United States federal income tax law, any defeasance described in the preceding paragraph would likely be treated as a taxable exchange of the 1993 mortgage securities defeased for a series of non-recourse debt instruments secured by the assets in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the 1993 mortgage securities and the value of the new debt instruments deemed to have been received in exchange. Holders should consult their own tax advisors as to the specific consequences to them of defeasance under the 1993 Mortgage.

Resignation of the 1993 Mortgage Trustee

      The 1993 Mortgage trustee may resign at any time by giving written notice of resignation to us. The 1993 Mortgage trustee may be removed at any time by act of the holders of a majority in principal amount of 1993 mortgage securities then outstanding delivered to the 1993 Mortgage trustee and us. No resignation or removal of the 1993 Mortgage trustee and no appointment of a successor 1993 Mortgage trustee will become effective until a successor 1993 Mortgage trustee has accepted its appointment in accordance with the requirements of the 1993 Mortgage. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing, if we have delivered to the 1993 Mortgage trustee a resolution of our Board of Directors appointing a successor 1993 Mortgage trustee and the successor has accepted the appointment in accordance with the terms of the 1993 Mortgage, the 1993 Mortgage trustee will be deemed to have resigned and the successor will be deemed to have been appointed as 1993 Mortgage trustee in accordance with the 1993 Mortgage. (See Section 1110)

Evidence to be Furnished to the 1993 Mortgage Trustee

      When we are required to document our compliance with 1993 Mortgage provisions, we will provide the 1993 Mortgage trustee with written statements of our officers or other persons that we select or pay. In some cases, we will be required to furnish opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent). In addition, the 1993 Mortgage requires that we give the 1993 Mortgage trustee, at least annually, a brief statement as to our compliance with the conditions and covenants under the 1993 Mortgage.

Concerning the 1993 Mortgage Trustee

      We and our affiliates conduct banking transactions with affiliates of the 1993 Mortgage trustee in the normal course of our business and may use the 1993 Mortgage trustee or its affiliates as trustee for various debt issues.

Governing Law

      The 1993 Mortgage is governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act is applicable and except to the extent the law of any jurisdiction where property subject to the 1993 Mortgage is located mandatorily governs the perfection, priority or enforcement of the lien of the 1993 Mortgage with respect to that property.

DESCRIPTION OF THE 1939 MORTGAGE

General

      The information we are providing you in this prospectus concerning the 1939 Mortgage is only a summary. You should consult the 1939 Mortgage for more complete information. The 1939 Mortgage is an exhibit to the registration statement and you should read it for provisions that may be important to you. In the summary below, we have included references to articles and section numbers of the 1939 Mortgage so that you can easily locate these provisions. Capitalized terms used in the following summary have the meanings specified in the 1939 Mortgage unless otherwise defined below.

Security

      Class A Bonds issued under the 1939 Mortgage will rank equally, except as to any sinking fund or similar fund provided for a particular series, with all bonds at any time outstanding under the 1939 Mortgage. In the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., based on information obtained from public records and from us, the 1939 Mortgage constitutes a first mortgage lien on the property specifically or generally described in the 1939 Mortgage as subject to the lien of such 1939 Mortgage, except the property as may have been disposed of or released from the lien of such 1939 Mortgage in accordance with the terms of the 1939 Mortgage, subject to no liens prior to the lien of the 1939 Mortgage other than permitted encumbrances. The 1939 Mortgage by its terms effectively subjects to the lien of the 1939 Mortgage all property (except property of the kinds specifically excepted from the lien of such 1939 Mortgage) that we acquired after the date of the execution and delivery of the 1939 Mortgage, subject to permitted encumbrances, to any existing lien on the property, and to any liens for unpaid portions of the purchase money paid on the property, at the time of the acquisition, and also subject to specified limitations in the case of consolidation, merger or sale of substantially all the mortgaged property.

      The principal properties subject to the lien of the 1939 Mortgage are the electric and gas properties that we own. (See Granting and Habendum Clauses, Sections 2 and 3 of Article I, and Section 3 of Article XI of the 1939 Mortgage)

      The 1939 Mortgage provides that the 1939 Mortgage trustee will have a lien prior to the bonds on the mortgaged property for payment of its compensation, expenses and disbursements and for indemnity against specified liabilities. (See Section 10 of Article XII of the 1939 Mortgage)

Issuance of Additional Bonds Under the 1939 Mortgage

      We may issue additional bonds under the 1939 Mortgage in a principal amount equal to:

•	60% of net property additions (as defined in the 1939 Mortgage) acquired or constructed within five years of certification to the 1939 Mortgage trustee;

•	the principal amount of specified retired bonds or prior lien bonds; or

•	deposited cash (in some cases 60% of deposited cash).

See “Voting of Class A Bonds Issued Under the 1939 Mortgage”.

      We may not issue any bonds under the first and third bullets above, unless our net earnings (as discussed below) are at least 2 1/2 times the annual interest on all bonds issued and outstanding under the 1939 Mortgage, including the bonds applied for (but excluding any bonds to be paid, retired or redeemed with the proceeds of the bonds applied for), and indebtedness secured by prior liens. We generally do not need to satisfy the net earnings test prior to the issuance of bonds under the second bullet above unless (A) the new mortgage bonds are to be issued more than two years prior to the stated maturity of the retired bonds and such new mortgage bonds bear a greater rate of interest than the retired bonds or (B) the new mortgage bonds are to be issued in respect of retired bonds, the interest charges on which have been excluded from any net earnings certificate filed with the 1939 Mortgage trustee since the retirement of the bonds. (See Article III of the 1939 Mortgage) See “Voting of Class A Bonds Issued Under the 1939 Mortgage”.

      We may withdraw cash deposited under the third bullet above in an amount equal to the principal amounts of bonds issuable pursuant to the first and second bullets above (in some cases 166 2/3%) without regard to earnings or we may apply this cash to the purchase or redemption of bonds of one or more series that we select. (See Sections 8, 9 and 10 of Article III of the 1939 Mortgage) See “Voting of Class A Bonds Issued Under the 1939 Mortgage”.

      Net earnings are computed before provision for depreciation and amortization of property, income and profits taxes (as defined in the 1939 Mortgage), interest on any indebtedness and amortization of debt discount and expense and do not take into account any profits or losses from the sale or disposal of capital assets or securities. (See Section 5 of Article I of the 1939 Mortgage)

      Property additions under the 1939 Mortgage consist of property used or useful in the electric, gas or steam business (with specified exceptions) acquired or constructed within five years next preceding certification to the 1939 Mortgage trustee. (See Section 4 of Article I of the 1939 Mortgage) See “Voting of Class A Bonds Issued Under the 1939 Mortgage”.

      As of December 31, 2002, the approximate amount of net property additions and the amount of retired bonds available for use as the basis for the issuance of Class A Bonds under the 1939 Mortgage, subject to the net earnings restrictions discussed above, were $1.038 billion and $644 million, respectively. We will determine, at the time of each issuance of Class A Bonds under the 1939 Mortgage which are to be the basis for the issuance of first collateral trust bonds, whether the Class A Bonds will be issued upon the basis of property additions or retired bonds. As of February 28, 2003, $2.349 billion in aggregate principal amount of bonds were outstanding under the 1939 Mortgage, $1.973 billion aggregate principal amount of which was held by the 1993 Mortgage trustee as security for outstanding 1993 mortgage securities under the 1993 Mortgage.

      The 1939 Mortgage contains restrictions on (1) the acquisition of property securing prior lien indebtedness and (2) the issuance of bonds, withdrawal of cash or release of property on the basis of property subject to a prior lien. Prior lien indebtedness secured by property previously acquired may not be increased unless the evidence of prior lien indebtedness is pledged with the 1939 Mortgage trustee. (See Section 4 of Article I and Sections 15, 17 and 19 of Article IV of the 1939 Mortgage) See “Voting of Class A Bonds Issued Under the 1939 Mortgage”.

Maintenance and Replacement Fund for Bonds Outstanding Under the 1939 Mortgage

      Unless otherwise provided for in the prospectus supplement that describes a particular series of first collateral trust bonds, there will be no provision for a maintenance and replacement fund with respect to Class A Bonds issued under the 1939 Mortgage as the basis for the issuance of first collateral trust bonds.

Modification of the 1939 Mortgage

      We and the 1939 Mortgage trustee may modify the 1939 Mortgage and the rights of bondholders under the 1939 Mortgage with the consent of the holders of not less than 75% in principal amount of the bonds then outstanding under the 1939 Mortgage, or of not less than 75% in principal amount of the outstanding bonds of any one or more series under the 1939 Mortgage which may be affected by any such modification; except that the bondholders, without the consent of the holder of each bond affected, may not:

•	extend the time of payment of the principal of or interest on any bonds issued under the 1939 Mortgage;

•	reduce the principal amount of the bonds outstanding under the 1939 Mortgage or the rate of interest on the bonds issued under the 1939 Mortgage, or otherwise modify the terms of payment of principal or interest;

•	permit the creation of any lien ranking prior to or on a parity with the lien of the 1939 Mortgage with respect to any of the mortgaged property;

•	deprive any nonassenting bondholder of a lien upon the mortgaged property for the security of his/her bonds; or

•	reduce the percentage of bondholders authorized to take such action.

(See Article XIV of the 1939 Mortgage)

      We have reserved the right to amend the 1939 Mortgage without any consent or other action by holders of any series of bonds issued under the 1939 Mortgage created after October 31, 1975 (including Class A Bonds issued under the 1939 Mortgage as the basis for the issuance of 1993 mortgage securities) to reduce the required consent of bondholders described above from 75% to 60%. (See Article Five of the Supplemental Indenture dated as of November 1, 1977)

Voting of Class A Bonds Issued Under the 1939 Mortgage

      The 1993 Mortgage provides that, so long as no event of default as defined in the 1993 Mortgage has occurred and is continuing under the 1993 Mortgage, the 1993 Mortgage trustee will, as holder of Class A Bonds issued under the 1939 Mortgage and delivered as the basis for the issuance of 1993 mortgage securities:

•	vote or consent in favor of amendments or modifications to the 1939 Mortgage in substantially the following manner:

•	to expand the definition of property additions to eliminate geographical restrictions to specific states and allow the inclusion of properties located anywhere in the United States, Canada and Mexico, or their coastal waters; to include space satellites and stations, solar power satellites and other analogous facilities; to include nuclear fuel and other analogous devices or substances and to establish other provisions as to such fuel; to include properties located on leased real property, subject to specified limitations; to include goodwill when acquired with a public utility system, subject to specific limitations; and to delete the requirement that property additions must have been acquired or constructed within five years;

•	to remove the requirement that certificates delivered to the 1939 Mortgage trustee be verified;

•	to liberalize the requirements for publication of notices of redemption and other notices;

•	to eliminate the maintenance and replacement fund to the extent then in effect;

•	to change the opinion of counsel required to be delivered upon the certification of property additions to delete the requirement that we have all necessary permission from governmental authorities to use and operate the property additions;

•	to specifically allow the inclusion of earnings collected subject to refund in net earnings for purposes of the interest coverage requirement for the issuance of bonds;

•	to specifically permit the debt component, in addition to the equity component, of the allowance for funds used during construction to be included in net earnings for purposes of the interest coverage requirement for the issuance of bonds;

•	(A) to reduce the interest coverage requirement for the issuance of bonds to 2 times from 2 1/2 times annual interest charges on outstanding bonds, including bonds applied for, and prior lien indebtedness; or, in the alternative, (B) to change the coverage requirement to a requirement that net earnings be at least equal to either (x) 2 (or any higher amount) times annual interest charges on, or (y) 15% (or any higher percentage) of the aggregate principal amount of, outstanding bonds, including the bonds applied for, and prior lien indebtedness;

•	to remove the restrictions on acquiring property subject to a prior lien (retaining, however, the restrictions on certifying the property as property additions);

•	to raise the minimum dollar amount of fire and other losses that must be payable to the 1939 Mortgage trustee from $50,000 to 3% (or any higher percentage) of the principal amount of outstanding bonds; and to specifically permit us to carry insurance policies with deductible provisions equal to 3% (or any higher percentage) of the principal amount of outstanding bonds or any higher deductible amount usually contained in the policies of other companies owning and operating similar properties;

•	to delete our covenant to “observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged property”;

•	to delete the requirement that the 1939 Mortgage trustee be located in New York, New York and that we maintain an office in New York, New York, to make payments on bonds and register transfers;

•	to modify the special release provision of the 1939 Mortgage to increase the amount of the aggregate value of property which may be released from the lien of the 1939 Mortgage within any period of 12 consecutive calendar months without compliance with all the conditions of the general release provision from $25,000 to (A) the greater of $25,000 or 1% of the aggregate principal amount of outstanding bonds or (B) the greater of $10,000,000 or 3% of the aggregate principal amount of outstanding bonds (or any lower amount or percentage);

•	to permit bonds to be issued under the 1939 Mortgage in a principal amount equal to 70% of net property additions instead of 60% and to make correlative changes in provisions relating to, among other things, the release of property from the lien of the 1939 Mortgage, the withdrawal of cash held by the 1939 Mortgage trustee, the acquisition and use under the 1939 Mortgage of property securing prior lien indebtedness, and the use of retired prior lien bonds; and

•	to modify the definition of all defaults under the 1939 Mortgage to be substantially identical to the events of default under the 1993 Mortgage; and

•	with respect to any amendments or modifications to the 1939 Mortgage other than those referred to above, vote all Class A Bonds outstanding under the 1939 Mortgage then held by it, or consent to the amendments, in the manner as described under “Description of the First Collateral Trust Bonds — Voting of Class A Bonds”. (See Section 705 of the 1993 Mortgage)

      We have reserved the right to make any or all of the modifications to the 1939 Mortgage described in the first thirteen bullets above (with the exception of a modification under (B) of the thirteenth bullet) without consent or other action of the holders of specified outstanding series of bonds previously issued under the 1939 Mortgage (See Article Three of the Supplemental Indenture dated as of March 1, 1980 and Article Four of the Supplemental Indentures dated as of December 1, 1990, and March 1, 1992, respectively)

      The indentures under which specific pollution control revenue bonds of Morgan County, Colorado and Adams County, Colorado were issued provide that the trustees under the indentures, as holders of bonds issued under the 1939 Mortgage, will vote in favor of, or consent with respect to, any or all of the possible modifications described in the first thirteen bullets above (with the exception of a modification under (B) of the thirteenth bullet). The aggregate principal amount of bonds with respect to which such right has been reserved or with respect to which such agreements to consent have been obtained, together with the bonds held by the 1993 Mortgage trustee, exceeds the 75% in aggregate principal amount of outstanding bonds required to approve such modifications and therefore we may make such modifications when we choose to do so.

Default Under the 1939 Mortgage

      An event of default under the 1939 Mortgage includes:

•	our failure to pay interest on any bond issued under the 1939 Mortgage, or to pay a sinking fund installment, for 60 days after the payment becomes due;

•	our failure to pay the principal of or premium, if any, on any bond issued under the 1939 Mortgage when the same becomes due;

•	our failure to pay the principal of or interest on any prior lien bonds;

•	our failure to perform any other covenant in the 1939 Mortgage for 90 days after notice given to us by the 1939 Mortgage trustee or by the holders of 10% in principal amount of outstanding bonds;

•	specified events in bankruptcy; and

•	any event of default under the 1993 Mortgage and/or specified matured events of default under any other Class A Mortgage.

(See Section 1 of Article VIII of the 1939 Mortgage and Article Five of the Supplemental Indenture dated as of November 1, 1993 creating the first mortgage bonds, Collateral Series A)

      The 1939 Mortgage trustee may withhold notice of default (except default in the payment of principal of or premium, if any, or interest on the bonds issued under the 1939 Mortgage or in the payment of a sinking fund installment) if it determines the withholding to be in the interests of the bondholders. (See Section 2 of Article VIII of the 1939 Mortgage) We are required to report annually to the 1939 Mortgage trustee as to compliance with the covenants contained in the 1939 Mortgage. (See Section 24 of Article IV of the 1939 Mortgage)

      Upon the occurrence of a default under the 1939 Mortgage, the 1939 Mortgage trustee or the holders of 25% in principal amount of outstanding bonds issued under the 1939 Mortgage may declare the principal of and interest accrued on all outstanding bonds issued under the 1939 Mortgage due and payable immediately; provided, however, that if the default has been cured, (1) the holders of a majority in principal amount of outstanding bonds issued under the 1939 Mortgage may annul the declaration or (2) if, in making the declaration, the 1939 Mortgage trustee has acted without a direction from the holders of a majority in principal amount of outstanding bonds issued under the 1939 Mortgage, or if the declaration was made by the holders of 25% in principal amount of outstanding bonds issued under the 1939 Mortgage and the holders of a majority in principal amount of outstanding bonds issued under the 1939 Mortgage have not delivered a written notice to the contrary before the declaration, then the declaration will be deemed to be annulled. (See Section 1 of Article VIII of the 1939 Mortgage)

Action by 1939 Mortgage Trustee

      Except as otherwise provided in the 1939 Mortgage, the holders of a majority in principal amount of bonds outstanding under the 1939 Mortgage have the right to require the 1939 Mortgage trustee to enforce the lien of the 1939 Mortgage and direct the time, method and place of conducting any proceedings for any remedy available to the 1939 Mortgage trustee under the 1939 Mortgage. (See Section 15 of Article VIII of the 1939 Mortgage) No holder of bonds outstanding under the 1939 Mortgage has the right to enforce the lien of the 1939 Mortgage without giving to the 1939 Mortgage trustee written notice of default and unless the holders of a majority in principal amount of outstanding bonds have requested the 1939 Mortgage trustee to act and have offered the 1939 Mortgage trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the 1939 Mortgage trustee and the 1939 Mortgage trustee has failed to take action within 60 days. (See Section 16 of Article VIII of the 1939 Mortgage)

Concerning the 1939 Mortgage Trustee

      We and our affiliates conduct banking transactions with affiliates of the 1939 Mortgage trustee in the normal course of our business and may use the 1939 Mortgage trustee or its affiliates as trustee for various debt issues.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

General

      We may issue from time to time, in one or more series, the senior debt securities under an Indenture, dated as of July 1, 1999, between us and The Bank of New York, as trustee. In this “Description of the Senior Debt Securities” we refer to this Indenture, as supplemented and to be supplemented by various supplemental indentures, including one or more supplemental indentures relating to the senior debt securities being offered by this prospectus, as the Indenture. This prospectus describes the general terms of the senior debt securities that we may offer. The information we are providing you in this prospectus concerning the senior debt securities and the Indenture is only a summary of the information provided in these documents. You should consult the senior debt securities themselves, the Indenture and other documents for more complete information on the senior debt securities. The Indenture is an exhibit to the registration statement, and you should read it for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indenture so that you can easily locate those provisions. Capitalized terms used in the following summary have the meanings specified in the Indenture unless otherwise defined below. When we offer to sell a particular series of senior debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series.

      There is no requirement under the Indenture described in this prospectus that future issues of our debt securities be issued under the Indenture we have described. We may use other indentures or documentation, which may contain provisions different from those included in the Indenture, in connection with future issues of our debt securities. The Indenture does not contain any debt covenants or provisions that would afford holders of the senior debt securities protection in the event of a highly leveraged transaction.

      The senior debt securities will be our unsecured obligations. The Indenture does not limit the aggregate principal amount of senior debt securities that we may issue under the Indenture and does not limit the incurrence or issuance of other secured or unsecured debt by us. As of December 31, 2002, there were $200 million aggregate principal amount of senior debt securities outstanding under the Indenture. (See Section 301 of the Indenture) As of December 31, 2002, there were $376 million in aggregate principal amount of our first mortgage bonds outstanding under our 1939 Mortgage excluding first mortgage bonds issued solely as security for our first collateral trust bonds. The 1939 Mortgage constitutes, subject to specified exceptions, a first mortgage lien on substantially all our properties. (See “Description of the 1939 Mortgage”) As of December 31, 2002, there were $1.973 billion aggregate principal amount of our first collateral trust bonds outstanding under the 1993 Mortgage. The 1993 Mortgage constitutes a lien on substantially all of our properties used or to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy, which lien is junior to the lien of the 1939 Mortgage. (See “Description of the 1939 Mortgage”) Additionally, as of December 31, 2002, there were $200 million in aggregate principal amount of our Deferrable Interest Subordinated Debentures outstanding under our Subordinated Debt Securities Indenture, dated as of May 1, 1998, between us and The Bank of New York, as trustee. The Deferrable Interest Subordinated Debentures issued under our Subordinated Debt Indenture are subordinated and junior in right of payment to the senior debt securities.

      The senior debt securities will rank as equal in right of payment to our other unsecured indebtedness, except for any indebtedness that, by its terms, is subordinate to the senior debt securities.

      Please read the prospectus supplement relating to the issue of a particular series of senior debt securities for, among other things, the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	whether any of the senior debt securities of that series will be issued in global form and, if so, the identity of the depository and the specific terms of the depository arrangements;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the senior debt securities of that series will bear interest or the method of determining the rate or rates;

•	the date or dates from which interest will accrue;

•	the dates on which the interest will be payable and the regular record dates for the interest payment dates;

•	the place or places where the principal of, premium, if any, and interest will be payable;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $1,000 and any integral multiple $1,000;

•	whether the provisions of the Indenture relating to defeasance and covenant defeasance will be applicable to the senior debt securities of that series, provided that the provisions will apply unless the covenants are expressly stated to be inapplicable to the senior debt securities of that series; and

•	any other terms of the senior debt securities of that series.

(See Section 301 of the Indenture)

Periodic Offering

      We may offer senior debt securities of any series in a periodic offering, in which any or all of the specific terms of each security of the series may vary from other securities of the series, including with respect to rate or rates of interest on the securities, if any, the stated maturity of each security, the redemption provisions, if any, and such other terms as may be permitted by the Indenture and determined by us from time to time as provided in the Indenture and described in the applicable prospectus supplement.

Original Issue Discount Security

      A senior debt security may provide that an amount less than the principal amount of the senior debt security would be due and payable if it were to be accelerated because of an event of default. Senior debt securities containing such a provision would be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations relating to those securities will be described in the applicable prospectus supplement.

Payment of Senior Debt Securities; Transfers; Exchanges

      Unless the prospectus supplement that describes a particular series of senior debt securities says otherwise with respect to that series, we will pay interest, if any, on each senior debt security payable on each interest payment date to the person in whose name the senior debt security is registered as of the close of business on the regular record date relating to that interest payment date. We will pay interest payable at maturity to the person to whom principal is paid at maturity. If there has been a default in the payment of interest on any senior debt security, the defaulted interest may be paid to the holder of the senior debt security as of the close of business on a date selected by the senior debt security trustee. The date selected must not be more than 15 days and not less than 10 days prior to the date we propose for payment of the defaulted interest. Defaulted interest may also be paid in any other lawful manner permitted by requirements of any securities exchange on which the senior debt security may be listed, if the Indenture trustee deems the manner of payment practicable. (See Section 307 of the Indenture)

      Unless the prospectus supplement that describes a particular series of senior debt securities says otherwise with respect to that series, the principal of and premium, if any, and interest at maturity will be payable upon presentation of the senior debt securities at the corporate trust office of The Bank of New York, in New York, New York, as our Paying Agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. (See Section 1002 of the Indenture)

      Unless the prospectus supplement that describes a particular series of senior debt securities says otherwise with respect to that series, the transfer of senior debt securities may be registered, and senior debt securities may be exchanged for other senior debt securities of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York, in New York, New York, as security registrar. We may change the place for registration of transfer and exchange. We may designate one or more additional places for the registration and exchange, all at our discretion. (See Sections 305 and 1002 of the Indenture)

      Unless the prospectus supplement that describes a particular series of senior debt securities says otherwise with respect to that series, no fee for service will be charged for any transfer or exchange of the senior debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of, transfer or exchange of the securities. We are not required to execute or to provide for the registration of transfer of or the exchange of (1) any senior debt security during a period of 15 days prior to giving any notice of redemption or (2) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305 of the Indenture)

Redemption

      The prospectus supplement that describes that series will set forth any terms for the optional or mandatory redemption of a particular series of senior debt securities. Unless the prospectus supplement says that senior debt securities are redeemable at the option of a holder, senior debt securities that are redeemable will be redeemable only at our option upon notice by mail at least 30 days prior to the date fixed for redemption. If fewer than all the senior debt securities of a series are to be redeemed, the particular senior debt securities to be redeemed will be selected by the trustee by the method provided for that series or, if no method is provided, substantially pro rata, by lot or by any other method as the trustee considers fair and appropriate and which complies with the requirement of the principal national securities exchange, if any, on which the senior debt securities are listed. If senior debt securities of a series or tranche have different terms and different maturities, we may select the particular senior debt securities to be redeemed. (See Sections 1103 and 1104 of the Indenture)

      If redemption is at our option, the notice of redemption may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for the redemption, of money sufficient to redeem all of the senior debt securities called for redemption, including accrued interest, if any. If no money has been received, the notice will not be effective and we will not be required to redeem the senior debt securities. (See Section 1104 of the Indenture)

Consolidation, Merger or Sale

      The Indenture provides that we will not consolidate with, merge with or into any other corporation, whether or not we are the surviving corporation, or sell, assign, transfer or lease all or substantially all of our properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless:

•	either we are the continuing person or the person, if other than us, formed by the consolidation or with which or into which we are merged or the person, or group of affiliated persons, to which all or substantially all of our properties and assets as an entirety or substantially as an entirety are sold, assigned, transferred or leased is a corporation, or constitute corporations, organized under the laws of the United States or any State of the United States or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Indenture trustee in a form satisfactory to the Indenture trustee, all of our obligations under the senior debt securities issued under the Indenture and all of our obligations under the Indenture;

•	immediately before and after giving effect to the transaction or series of transactions, no event of default, and no default, has occurred and is continuing; and

•	we deliver to the Indenture trustee an officer’s certificate and an opinion of counsel stating that the consolidation, merger or transfer and the supplemental indenture comply with the Indenture. (See Article Eight of the Indenture)

Events of Default

      The following are events of default under the Indenture with respect to senior debt securities of any series issued under the Indenture:

•	our failure to pay interest on any senior debt security of that series when due and the failure continues for 30 days and the time for payment has not been extended or deferred;

•	our failure to pay the principal of, or premium, if any, on, any senior debt security of that series when due and payable at maturity, and upon redemption but excluding any failure by us to deposit money in connection with any redemption at our option, and the time for payment has not been extended or deferred;

•	our failure to observe or perform any other covenant, warranty or agreement contained in the senior debt securities of that series or in the Indenture, other than a covenant, agreement or warranty included in the Indenture solely for the benefit of senior debt securities other than that series, and the failure continues for 60 days after we have received written notice from the Indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization relating to us;

•	our failure to pay any installment of interest when due on any other series of senior debt securities issued pursuant to the Indenture and the failure continues for 30 days, or our failure to pay the principal of, or premium, if any, on any such other series of senior debt securities when due and payable at maturity, including upon redemption but excluding any failure by us to deposit money in connection with any redemption at our option, and the time for payment of that interest or principal (or premium, if any) has not been extended or deferred; and

•	any other event of default with respect to senior debt securities of that series specified in the applicable prospectus supplement.

(See Section 501 of the Indenture)

Remedies

      Acceleration of Maturity. If an event of default with respect to senior debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the Indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice in writing to us, and to the Indenture trustee if given by the holders of at least 25% in aggregate principal amount of the senior debt securities of that series, may declare the unpaid principal of and accrued interest to the date of acceleration, or, if the senior debt securities are Original Issue Discount Securities, the portion of that principal as may be specified in the terms of the Indenture, on all the outstanding senior debt securities of that series to be due and payable immediately and, upon any such declaration, the senior debt securities of that series, or specified principal amount, will become immediately due and payable. (See Section 502 of the Indenture)

      If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding senior debt securities of all series will become immediately due and payable without any declaration or other act on the part of the Indenture trustee or any holder of any senior debt security. (See Section 502 of the Indenture)

      The holders of a majority of the principal amount of the outstanding senior debt securities of that series, upon the conditions provided in the Indenture, may rescind an acceleration and its consequences. (See Section 502 of the Indenture)

      Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture trustee, or exercising any trust or power conferred on the Indenture trustee, with respect to the senior debt securities of that series; provided that (1) the direction is not in conflict with any law or the Indenture; (2) the Indenture trustee may take any other action deemed proper by the Indenture trustee which is not inconsistent with the direction; and (3) subject to its duties under the Trust Indenture Act, the Indenture trustee need not take any action that might involve the Indenture trustee in personal liability or might be unduly prejudicial to the holders not joining in the action. (See Section 512 of the Indenture)

      Limitation on Rights to Institute Proceedings. No holder of the senior debt securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

•	the holder has previously given to the Indenture trustee written notice of a continuing event of default with respect to the senior debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the Indenture trustee to institute the proceeding as trustee; and

•	the Indenture trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series a direction inconsistent with the request, within 60 days after the notice, request and offer.

(See Section 507 of the Indenture)

      No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Indenture, the holder of any senior debt security will have the absolute and unconditional right to receive payment of the principal of (and premium, if any) and interest on that senior debt security when due, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (See Section 508 of the Indenture)

      Notice of Default. The Indenture provides that the Indenture trustee must, within 30 days after the occurrence of any default or event of default with respect to senior debt securities of any series issued under the Indenture, give the holders of senior debt securities of that series notice of all uncured defaults or events of default known to it (the term “default” includes any event which after notice or passage of time or both would be an event of default); provided, however, that, except in the case of an event of default or a default in payment on any senior debt securities of any series, the Indenture trustee will be protected in withholding the notice if and so long as the board of directors, the executive committee or directors or responsible officers of the Indenture trustee in good faith determine that the withholding of the notice is in the interest of the holders of senior debt securities of the affected series. (See Section 602 of the Indenture)

      Indemnification of Trustee. Subject to the provisions of the Indenture relating to the duties of the Indenture trustee if an event of default occurs and is continuing, the Indenture trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Indenture trustee reasonable indemnity. (See Section 603 of the Indenture)

      Waiver. The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series may on behalf of the holders of all senior debt securities of that series waive any default or event of default with respect to that series, except a default or event of default in the payment of the principal of, or premium, if any, or any interest, if any, on any senior debt securities of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding senior debt securities of that series affected. (See Section 513 of the Indenture)

Modification of Indenture

      We and the Indenture trustee may modify the Indenture, without notice to or the consent of any holders of senior debt securities, with respect to specified matters, including:

•	to add one or more covenants or other provisions for the benefit of holders of senior debt securities of one or more series or to surrender any of our rights or powers under the Indenture;

•	to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture; or

•	to make any change that does not materially adversely affect the interests of any holder of senior debt securities of any series.

      If the Trust Indenture Act is amended after the date of the original Indenture in such a way as to require or permit changes to the Indenture, or the elimination of provisions which, at the date of the original Indenture or at any time subsequently were required by the Trust Indenture Act, the Indenture will be automatically amended to conform to the amendment or to make the changes or elimination. The Indenture trustee will, at our request, enter into one or more supplemental indentures with us to evidence or effect the amendment. (See Section 901 of the Indenture)

      In addition, we, together with the Indenture trustee, may modify some of our rights and obligations and the rights of holders of the senior debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series affected thereby.

      No amendment or modification may, without the consent of each holder of any outstanding senior debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any such senior debt security;

•	reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, or extend the time for payment of, any such senior debt security, or extend the time for payment of those amounts or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity of the senior Debt security;

•	change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on any senior debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such senior debt security;

•	reduce the percentage in principal amount of outstanding senior debt securities of any series necessary to modify or amend the Indenture, or to waive compliance with specified provisions of the Indenture or defaults or events of default under the Indenture and their consequences;

•	change the redemption provisions in a manner adverse to any such holder of senior debt securities of that series; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants except to increase the percentage of holders required to consent or waive or to provide that specified other provisions may not be modified or waived without the consent of each holder affected thereby.

(See Article Nine of the Indenture)

Defeasance

      When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the trustee funds or U.S. Government Obligations the scheduled payments of principal and interest in respect of which are sufficient to make payments of principal of (and premium, if any) and interest on the senior debt securities of a series or tranche thereof on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	“covenant defeasance,” which means that we will no longer have any obligation to comply with the restrictive covenants under the Indenture and any other restrictive covenants that apply to that series or tranche of the senior debt securities, and the related events of default will no longer apply to us;

•	“legal defeasance,” which means that we will be discharged from our payment obligations, in addition to the obligations referred to above, with respect to the senior debt securities of that series or tranche;

      So long as no default or event of default with respect to the senior debt securities of any series has occurred and is continuing, we may affect either a legal defeasance or a covenant defeasance in respect of senior debt securities of that series or tranche by:

•	depositing with the Indenture trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations or a combination sufficient to pay when due all remaining indebtedness on the senior debt securities of that series;

•	delivering to the Indenture trustee either an opinion of counsel or a ruling directed to the Indenture trustee from the Internal Revenue Service to the effect, among other things, that the holders of the senior debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and termination of obligations; and

•	complying with specified other requirements set forth in the Indenture. (See Section 1304 of the Indenture)

Evidence to be Furnished to the Indenture Trustee

      The Indenture provides that we must periodically file statements with the Indenture trustee regarding our compliance with all conditions and covenants of the Indenture. (See Section 704 of the Indenture)

Concerning the Indenture Trustee

      We and our affiliates conduct banking transactions with the Indenture trustee in the normal course of business.

Governing Law

      The Indenture is governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles, except to the extent that the Trust Indenture Act is applicable.

BOOK-ENTRY SYSTEM

      Each series of securities offered by this prospectus may be issued in the form of one or more global debt securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

      The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased debt securities represented by a global security. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that the Depository, its nominees and their successors may transfer a global security as a whole to one another.

      Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      We will wire principal, interest and any premium payments to the Depository or its nominee. We and the trustee will treat the Depository or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, we, the applicable trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global debt security to owners of beneficial interests in a global debt security.

      Unless otherwise specified in the prospectus supplement that describes a particular series of first collateral trust bonds or senior debt securities, DTC will act as Depository for securities issued as global securities. The securities will be registered in the name of Cede & Co. (DTC’s partnership nominee).

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds debt securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of debt securities transactions, such as transfers and pledges, in deposited debt securities through electronic computerized book-entry changes in Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and specified other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules that apply to DTC and its Direct or Indirect Participants (collectively, “Participants”) are on file with the SEC.

      It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by Participants to owners of beneficial interests in a global security, and voting by Participants, will be governed by the customary practices between the Participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the Participants and not our responsibility or that of DTC or the applicable trustee.

      Securities of a series represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as Depository or if DTC ceases to be a clearing agency registered under applicable law and we have not appointed a successor Depository within 90 days; or

•	we determine not to require all of the securities of a series to be represented by a global security and notify the Indenture trustee of our decision.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents take no responsibility for the accuracy of the information.

      Any underwriters, dealers or agents of any securities may be Direct Participants of DTC.

PLAN OF DISTRIBUTION

      We intend to sell the securities offered by this prospectus to or through underwriters or dealers, and may also sell the securities directly to other purchasers or through agents, as described in the prospectus supplement relating to an issue of securities.

      The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

      In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described in the prospectus supplement.

      Under agreements which we may enter in connection with the sale of the securities, underwriters, dealers, and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

      No person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, that information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction to any person to whom it is unlawful to make the offer in the jurisdiction. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in our affairs since that date.

LEGAL OPINIONS

      Opinions relating to the legality of the first collateral trust bonds being offered by this prospectus will be rendered by our counsel, Ann E. Hopfenbeck, Assistant General Counsel, Xcel Energy Services, Inc., and LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, a limited liability partnership including professional corporations. Opinions relating to the legality of the senior debt securities being offered by this prospectus will be rendered by our counsel, Ann E. Hopfenbeck and Jones Day, Chicago, Illinois. Certain legal matters relating to the validity of the first collateral trust bonds and senior debt securities will be passed upon for the underwriters, dealers or agents named in a prospectus supplement by Dewey Ballantine LLP, New York, New York. In giving their opinion, Dewey Ballantine LLP may rely on the opinion of Ann E. Hopfenbeck. Dewey Ballantine LLP has in the past represented, and may in the future represent, our parent company, Xcel Energy Inc., and certain of its subsidiaries in certain regulatory matters.

EXPERTS

      The consolidated financial statements and the related financial statement schedule of Public Service Company of Colorado incorporated in this prospectus, which contains a post effective amendment to a previously filed Registration Statement on Form S-3 (File No. 333-81791), by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activity”), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$40,450	*
Blue Sky Fees	60,000
Accountants’ Fees and Expenses	150,000
Counsel’s Fees and Expenses	810,000
Trustees’ Fees and Expenses, including Counsel and Authentication Fees	150,000
Printing of Registration Statement, Prospectus, Prospectus Supplements, Supplemental Indentures, etc.	60,000
Rating Agencies’ Fees	300,000
Miscellaneous	60,000

Total Expenses	$1,630,450

*	All items are estimated except the first.

Item 15.     Indemnification of Directors and Officers

      Sections 7-108-402, 7-109-102, 7-109-103, 7-109-104, 7-109-105, 7-109-106, 7-109-107, 7-109-108, 7-109-109 and 7-109-110 of the Colorado Business Corporation Act provide for indemnification of directors, officers, employees, fiduciaries and agents of Colorado corporations such as the Registrant, subject to certain limitations, and authorize such corporations to purchase and maintain insurance on behalf of such persons against any liability incurred in any such capacity or arising out of their status as such. The registrant currently has such insurance in effect.

      A resolution adopted at a special meeting of stockholders of the registrant held in November, 1943, provides: “That each Director and Officer of the Company (or his legal representative) shall be indemnified by the Company against all claims, liabilities, expenses and costs imposed upon or reasonably incurred by him in connection with any action, suit or proceeding, or the settlement or compromise of any such claim, liability, action, suit or proceeding (other than amounts paid to the Company itself), in which he may be involved by reason of his being or having been such Director or Officer of the Company, except in relation to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duties as such Director or Officer, provided, however, in respect to any such settlement or compromise that it shall have been determined, by a majority of the Directors of the Company not affected by self interest, that such settlement or compromise should be made, and that such Director or Officer had not been derelict in the performance of his official duties; and provided further that the foregoing indemnity shall not extend to or cover any claims, liabilities, action, suit or proceeding under the Securities Act or any costs or expenses in connection therewith unless the Director or Officer of the Company involved shall be finally adjudged in such action, suit or proceeding to have been subject to no liability under said Act, or in case of settlement or compromise, unless the Company shall have obtained an opinion of independent counsel to the effect that he is not liable under said Act. The foregoing right of indemnification shall not be exclusive of any other right or rights to which such Director or Officer may be entitled as a matter of law.”

      Paragraph 7 of the registrant’s Restated Articles of Incorporation, as amended, provides: “A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or to its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for a breach of Colorado Revised

Statutes Section 7-108-403, or (d) for any transaction from which the director directly or indirectly derived an improper personal benefit.”

      To the maximum extent permitted by law, we will indemnify any person who is or was our director, officer, agent, fiduciary or employee against any claim, liability, loss or expense arising against or incurred by such person as a result of circumstances, events, actions and omissions occurring in such capacity. We further will have the authority to maintain insurance at our expense providing for such indemnification, including insurance with respect to claims, liabilities, losses and expenses against which we would not otherwise have the power to indemnify such persons.

Item 16.	Exhibits

1(a)	Form of Underwriting Agreement with respect to the first collateral trust bonds.
1(b)	Form of Underwriting Agreement with respect to the senior debt securities.
2*	Agreement and Plan of Merger, dated as of March 24, 1999, by and between Northern States Power Company and New Century Energies, Inc. (Exhibit 2.1 to the Report on Form 8-K (File No. 1-12907) of New Century Energies, Inc. dated March 24, 1999).
4(a)(1)*	Indenture, dated as of December 1, 1939, providing for the issuance of first mortgage bonds (Exhibit B-1 to Form 10 for 1946).
4(a)(2)*	Indentures supplemental to the Indenture referenced in Exhibit 4(a)(1) above:

	Previous Filing:			Previous Filing:
	Form; Date or	Exhibit		Form; Date or	Exhibit
Dated as of	File No.	No.	Dated as of	File No.	No.

Mar. 14, 1941	10. 1946	B-2	Feb. 1, 1971	8-K, Feb. 1971	2
May 14, 1941	10, 1946	B-3	Aug. 1, 1972	8-K, Aug. 1972	2
Apr. 28, 1942	10, 1946	B-4	June 1, 1973	8-K, June 1973	1
Apr. 14, 1943	10, 1946	B-5	Mar. 1, 1974	8-K, Apr. 1974	2
Apr. 27, 1944	10, 1946	B-6	Dec. 1, 1974	8-K, Dec. 1974	1
Apr. 18, 1945	10, 1946	B-7	Oct. 1, 1975	S-7, (2-60082)	2(b)(3)
Apr. 23, 1946	10-K, 1946	B-8	Apr. 28, 1976	S-7, (2-60082)	2(b)(4)
Apr. 9, 1947	10-K, 1946	B-9	Apr. 28, 1977	S-7, (2-60082)	2(b)(5)
June 1, 1947	S-1, (2-7075)	7 (b)	Nov. 1, 1977	S-7, (2-62415)	2(b)(3)
Apr. 1, 1948	S-1, (2-7671)	7(b)(1)	Apr. 28, 1978	S-7, (2-62415)	2(b)(4)
May 20, 1948	S-1, (2-7671)	7(b)(2)	Oct. 1, 1978	10-K, 1978	D(1)
Oct. 1, 1948	10-K, 1948	4	Oct. 1, 1979	S-7, (2-66484)	2(b)(3)
Apr. 20, 1949	10-K, 1949	1	Mar. 1, 1980	10-K, 1980	4(c)
Apr. 24, 1950	8-K, Apr. 1950	1	Apr. 28, 1981	S-16, (2-74923)	4(c)
Apr. 18, 1951	8-K, Apr. 1951	1	Nov. 1, 1981	S-16, (2-74923)	4(d)
Oct. 1, 1951	8-K, Nov. 1951	1	Dec. 1, 1981	10-K, 1981	4(c)
Apr. 21, 1952	8-K, Apr. 1952	1	Apr. 29, 1982	10-K, 1982	4(c)
Dec. 1, 1952	S-9, (2-11120)	2(b)(9)	May 1, 1983	10-K, 1983	4(c)
Apr. 15, 1953	8-K, Apr. 1953	2	Apr. 30, 1984	S-3, (2-95814)	4(c)
April 19, 1954	8-K, Apr. 1954	1	Mar. 1, 1985	10-K, 1985	4(c)
Oct. 1, 1954	8-K, Oct. 1954	1	Nov. 1, 1986	10-K, 1986	4(c)
Apr. 18, 1955	8-K, Apr. 1955	1	May 1, 1987	10-K, 1987	4(c)
Apr. 24, 1956	10-K, 1956	1	July 1, 1990	S-3, (33-37431)	4(c)
May 1, 1957	S-9, (2-13260)	2(b)(15)	Dec. 1, 1990	10-K, 1990	4(c)
April 10, 1958	8-K, Apr. 1958	1	Mar. 1, 1992	10-K, 1992	4(d)
May 1, 1959	8-K, May 1959	2	Apr. 1, 1993	10-Q, June 30, 1993	4(a)

	Previous Filing:			Previous Filing:
	Form; Date or	Exhibit		Form; Date or	Exhibit
Dated as of	File No.	No.	Dated as of	File No.	No.

Apr. 18, 1960	8-K, Apr. 1960	1	June 1, 1993	10-Q, June 30, 1993	4(b)
Apr. 19, 1961	8-K, Apr. 1961	1	Nov. 1, 1993	S3, (33-51167)	4(a)(3)
Oct. 1, 1961	8-K, Oct. 1961	2	Jan. 1, 1994	10-K, 1993	4(a)(3)
Mar. 1, 1962	8-K, Mar. 1962	3 (a)	Sept. 2, 1994	8-K, Sept. 1994	4(a)
June 1, 1964	8-K, June 1964	1	May 1, 1996	10-Q, June 30, 1996	4(a)
May 1, 1966	8-K, May 1966	2	Nov. 1, 1996	10-K, 1996 10-Q, March 31,	4(a)(3)
July 1, 1967	8-K, July 1967	2	Feb. 1, 1997	1997 10-Q, March 31,	4(a)
July 1, 1968	8-K, July 1968	2	Apr. 1, 1998	1998 10-Q, Sept. 30,	4(a)
Apr. 25, 1969	8-K, Apr. 1969	1	Aug. 15, 2002	2002	4.01
Apr. 21, 1970	8-K, Apr. 1970	1	Sep. 1, 2002	8-K, Sept. 18, 2002 10-Q, Sept. 30,	4.02
Sept. 1, 1970	8-K, Sept. 1970	2	Sep. 15, 2002	2002	4.02

4(a)(3)	Supplemental Indenture, dated March 1, 2003, between the Company and U.S. Bank Trust National Association, as Trustee.
4(a)(4)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Indenture referenced in Exhibit 4(a)(1) above.
4(a)(5)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(a)(4) above).
4(b)(1)*	Indenture, dated as of October 1, 1993, providing for the issuance of first collateral trust bonds (Exhibit 4(a) to the Company’s Form 10-Q for the quarter ended September 30, 1993).
4(b)(2)*	Indentures supplemental to the Indenture referenced in Exhibit 4(b)(1) above:

Previous Filing:
Form; Date or
Dated as of	File No.	Exhibit No.

November 1, 1993	S-3, (33-51167)	4(b)(2)
January 1, 1994	10-K, 1993	4(b)(3)
September 2, 1994	8-K, Sept. 1994	4(b)
May 1, 1996	10-Q, June 30, 1996	4(b)
November 1, 1996	10-K, 1996	4(b)(3)
February 1, 1997	10-Q, March 31, 1997	4(b)
April 1, 1998	10-Q, March 31, 1998	4(b)
August 15, 2002	10-Q, Sept. 30, 2002	4.01
September 1, 2002	8-K, Sept. 18, 2002	4.01
September 15, 2002	10-Q, Sept. 30, 2002	4.02

4(b)(3)	Supplemental Indenture No. 12, dated March 1, 2003, between the Company and U.S. Bank Trust National Association, as Trustee.
4(b)(4)	Form of Supplemental Indenture establishing a series of first collateral trust bonds under the Indenture referenced in Exhibit 4(b)(1) above.
4(b)(5)	Form of First Collateral Trust Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(b)(4) above).
4(c)(1)*	Indenture, dated July 1, 1999, providing for the issuance of senior debt securities (Exhibit 4.01 to Form 8-K dated July 13, 1999).

4(c)(2)*	Indentures supplemental to the Indenture referenced in Exhibit 4(c)(1) above:

	Previous Filing:
	Form; Date or
Dated as of	File No.	Exhibit No.

July 15, 1999	8-K, July 13, 1999	4.2

4(c)(3)	Form of Supplemental Indenture establishing a series of senior debt securities under the Indenture referenced in Exhibit 4(c)(1) above.
4(c)(4)	Form of Senior Debt Securities (included in the Form of Supplemental Indenture referenced in Exhibit 4(c)(3) above).
5(a)	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding the validity of certain securities.
5(b)	Opinion of Jones Day regarding the validity of certain securities.
12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.
23(a)	Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. is included in its opinion referenced in Exhibit 5(a) above.
23(b)	Consent of Jones Day is included in its opinion referenced in Exhibit 5(b) above.
23(c)	Consent of Deloitte & Touche LLP
24	Power of Attorney
25(a)	Form T-1 Statement of Eligibility of U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as Successor Trustee under the Indenture relating to first collateral trust bonds referenced in Exhibit 4(b)(1) above.
25(b)	Form T-1 Statement of Eligibility of The Bank of New York, as Trustee under the Indenture relating to senior debt securities referenced in Exhibit 4(c)(1) above.

*	Previously filed as indicated and incorporated herein by reference.

Item 17.     Undertakings

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver and the State of Colorado, on the 14th day of April, 2003.

PUBLIC SERVICE COMPANY OF COLORADO

By:	/s/ RICHARD C. KELLY

Richard C. Kelly
Vice President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

Signature		Title	Date

* Wayne H. Brunetti		Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 14, 2003

/s/ RICHARD C. KELLY Richard C. Kelly		Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 14, 2003

* David E. Ripka		Vice President and Controller (Principal Accounting Officer)	April 14, 2003

* Gary R. Johnson		Director	April 14, 2003

*By:	/s/ RICHARD C. KELLY Richard C. Kelly (Attorney-in-Fact) April 14, 2003

EXHIBIT INDEX

1(a)	Form of Underwriting Agreement with respect to the first collateral trust bonds.
1(b)	Form of Underwriting Agreement with respect to the senior debt securities.
2*	Agreement and Plan of Merger, dated as of March 24, 1999, by and between Northern States Power Company and New Century Energies, Inc. (Exhibit 2.1 to the Report on Form 8-K (File No. 1-12907) of New Century Energies, Inc. dated March 24, 1999).
4(a)(1)*	Indenture, dated as of December 1, 1939, providing for the issuance of first mortgage bonds (Exhibit B-1 to Form 10 for 1946).
4(a)(2)*	Indentures supplemental to the Indenture referenced in Exhibit 4(a)(1) above:

	Previous Filing:				Previous Filing:
	Form; Date or	Exhibit			Form; Date or	Exhibit
Dated as of	File No.	No.		Dated as of	File No.	No.

Mar. 14, 1941	10. 1946	B-2		Feb. 1, 1971	8-K, Feb. 1971	2
May 14, 1941	10, 1946	B-3		Aug. 1, 1972	8-K, Aug. 1972	2
Apr. 28, 1942	10, 1946	B-4		June 1, 1973	8-K, June 1973	1
Apr. 14, 1943	10, 1946	B-5		Mar. 1, 1974	8-K, Apr. 1974	2
Apr. 27, 1944	10, 1946	B-6		Dec. 1, 1974	8-K, Dec. 1974	1
Apr. 18, 1945	10, 1946	B-7		Oct. 1, 1975	S-7, (2-60082)	2(b)(3)
Apr. 23, 1946	10-K, 1946	B-8		Apr. 28, 1976	S-7, (2-60082)	2(b)(4)
Apr. 9, 1947	10-K, 1946	B-9		Apr. 28, 1977	S-7, (2-60082)	2(b)(5)
June 1, 1947	S-1, (2-7075)	7	(b)	Nov. 1, 1977	S-7, (2-62415)	2(b)(3)
Apr. 1, 1948	S-1, (2-7671)	7(b)(1)		Apr. 28, 1978	S-7, (2-62415)	2(b)(4)
May 20, 1948	S-1, (2-7671)	7(b)(2)		Oct. 1, 1978	10-K, 1978	D(1)
Oct. 1, 1948	10-K, 1948	4		Oct. 1, 1979	S-7, (2-66484)	2(b)(3)
Apr. 20, 1949	10-K, 1949	1		Mar. 1, 1980	10-K, 1980	4(c)
Apr. 24, 1950	8-K, Apr. 1950	1		Apr. 28, 1981	S-16, (2-74923)	4(c)
Apr. 18, 1951	8-K, Apr. 1951	1		Nov. 1, 1981	S-16, (2-74923)	4(d)
Oct. 1, 1951	8-K, Nov. 1951	1		Dec. 1, 1981	10-K, 1981	4(c)
Apr. 21, 1952	8-K, Apr. 1952	1		Apr. 29, 1982	10-K, 1982	4(c)
Dec. 1, 1952	S-9, (2-11120)	2(b)(9)		May 1, 1983	10-K, 1983	4(c)
Apr. 15, 1953	8-K, Apr. 1953	2		Apr. 30, 1984	S-3, (2-95814)	4(c)
April 19, 1954	8-K, Apr. 1954	1		Mar. 1, 1985	10-K, 1985	4(c)
Oct. 1, 1954	8-K, Oct. 1954	1		Nov. 1, 1986	10-K, 1986	4(c)
Apr. 18, 1955	8-K, Apr. 1955	1		May 1, 1987	10-K, 1987	4(c)
Apr. 24, 1956	10-K, 1956	1		July 1, 1990	S-3, (33-37431)	4(c)
May 1, 1957	S-9, (2-13260)	2(b)(15)		Dec. 1, 1990	10-K, 1990	4(c)
April 10, 1958	8-K, Apr. 1958	1		Mar. 1, 1992	10-K, 1992	4(d)
May 1, 1959	8-K, May 1959	2		Apr. 1, 1993	10-Q, June 30, 1993	4(a)
Apr. 18, 1960	8-K, Apr. 1960	1		June 1, 1993	10-Q, June 30, 1993	4(b)
Apr. 19, 1961	8-K, Apr. 1961	1		Nov. 1, 1993	S3, (33-51167)	4(a)(3)
Oct. 1, 1961	8-K, Oct. 1961	2		Jan. 1, 1994	10-K, 1993	4(a)(3)
Mar. 1, 1962	8-K, Mar. 1962	3	(a)	Sept. 2, 1994	8-K, Sept. 1994	4(a)
June 1, 1964	8-K, June 1964	1		May 1, 1996	10-Q, June 30, 1996	4(a)
May 1, 1966	8-K, May 1966	2		Nov. 1, 1996	10-K, 1996	4(a)(3)
July 1, 1967	8-K, July 1967	2		Feb. 1, 1997	10-Q, March 31, 1997	4(a)
July 1, 1968	8-K, July 1968	2		Apr. 1, 1998	10-Q, March 31, 1998	4(a)
Apr. 25, 1969	8-K, Apr. 1969	1		Aug. 15, 2002	10-Q, Sept. 30, 2002	4.01

	Previous Filing:			Previous Filing:
	Form; Date or	Exhibit		Form; Date or	Exhibit
Dated as of	File No.	No.	Dated as of	File No.	No.

Apr. 21, 1970	8-K, Apr. 1970	1	Sep. 1, 2002	8-K, Sept. 18, 2002	4.02
Sept. 1, 1970	8-K, Sept. 1970	2	Sep. 15, 2002	10-Q, Sept. 30, 2002	4.02

4(a)(3)	Supplemental Indenture, dated March 1, 2003, between the Company and U.S. Bank Trust National Association, as Trustee.
4(a)(4)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Indenture referenced in Exhibit 4(a)(1) above.
4(a)(5)	Form of First Mortgage Bonds (including in the Form of Supplemental Indenture referenced in Exhibit 4(a)(4) above).
4(b)(1)*	Indenture, dated as of October 1, 1993, providing for the issuance of first collateral trust bonds (Exhibit 4(a) to the Company’s Form 10-Q for the quarter ended September 30, 1993).
4(b)(2)*	Indentures supplemental to the Indenture referenced in Exhibit 4(b)(1) above:

Previous Filing:
Form; Date or
Dated as of	File No.	Exhibit No.

November 1, 1993	S-3, (33-51167)	4(b)(2)
January 1, 1994	10-K, 1993	4(b)(3)
September 2, 1994	8-K, Sept. 1994	4(b)
May 1, 1996	10-Q, June 30, 1996	4(b)
November 1, 1996	10-K, 1996	4(b)(3)
February 1, 1997	10-Q, March 31, 1997	4(b)
April 1, 1998	10-Q, March 31, 1998	4(b)
August 15, 2002	10-Q, Sept. 30, 2002	4.01
September 1, 2002	8-K, Sept. 18, 2002	4.01
September 15, 2002	10-Q, Sept. 30, 2002	4.02

4(b)(3)	Supplemental Indenture No. 12, dated March 1, 2003, between the Company and U.S. Bank Trust National Association, as Trustee.
4(b)(4)	Form of Supplemental Indenture establishing a series of first collateral trust bonds under the Indenture referenced in Exhibit 4(b)(1) above.
4(b)(5)	Form of First Collateral Trust Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(b)(4) above).
4(c)(1)*	Indenture, dated July 1, 1999, providing for the issuance of senior debt securities (Exhibit 4.01 to Form 8-K dated July 13, 1999).
4(c)(2)*	Indentures supplemental to the Indenture referenced in Exhibit 4(c)(1) above:

	Previous Filing:
	Form; Date or
Dated as of	File No.	Exhibit No.

July 15, 1999	8-K, July 13, 1999	4.2

4(c)(3)	Form of Supplemental Indenture establishing a series of senior debt securities under the Indenture referenced in Exhibit 4(c)(1) above.
4(c)(4)	Form of Senior Debt Securities (included in the Form of Supplemental Indenture referenced in Exhibit 4(c)(3) above).
5(a)	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding the validity of certain securities.
5(b)	Opinion of Jones Day regarding the validity of certain securities.
12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.

23(a)	Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. is included in its opinion referenced in Exhibit 5(a) above.
23(b)	Consent of Jones Day is included in its opinion referenced in Exhibit 5(b) above.
23(c)	Consent of Deloitte & Touche LLP
24	Power of Attorney
25(a)	Form T-1 Statement of Eligibility of U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as Successor Trustee under the Indenture relating to first collateral trust bonds referenced in Exhibit 4(b)(1) above.
25(b)	Form T-1 Statement of Eligibility of The Bank of New York, as Trustee under the Indenture relating to senior debt securities referenced in Exhibit 4(c)(1) above.

*	Previously filed as indicated and incorporated herein by reference.